UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Jones Apparel Group, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JONES APPAREL GROUP, INC.
1411 BROADWAY
NEW YORK, NEW YORK 10018
_________________

April 10, 2009

Dear Fellow Stockholder:

        Our 2009 Annual Meeting of Stockholders will be held on May 20, 2009 at 9:30 a.m. at JPMorgan Chase Conference Centers at 270 Park Avenue, 11th Floor, New York, New York, and we look forward to your attending, either in person or by proxy.

        The enclosed notice of meeting and proxy statement explains the agenda for the meeting and voting information and procedures. It also includes information about the business we will conduct at the meeting and provides information about the Company. I encourage you to read the proxy statement carefully. Also included with the proxy statement is a copy of our Annual Report.

        This year, we are presenting for your approval a proposal for the adoption of a new long term incentive plan. Under our current broad-based, equity incentive plan, no new awards may be granted after May 19, 2009. That plan was first approved by our stockholders in 1999, and, in ensuing years as the Company has grown, our stockholders have approved additional shares to fund the plan and modifications to the plan to enable it to continue to provide an equity component of compensation for our employees and management. We hope you will continue to support our efforts to maintain this valuable long term incentive program, which provides a strong motivation for employees and management to attain the highest level of performance and, thereby, to increase value for our stockholders.

        Whether or not you plan to attend the annual meeting, your vote is very important to us. Information about voting procedures can be found in the proxy statement. Please return a signed proxy card or give your voting instructions using the means described on page 1 of the proxy statement, so that you can be sure that your shares will be voted as you direct, even if you can't attend the meeting. If you would like to attend the meeting, please see the instructions on page 57.

Sincerely, Wesley R. Card President and Chief Executive Officer

_________________

DEFINITIONS

        As used in this proxy statement, unless the context requires otherwise, "the Company," "Jones," "our" and "we" means Jones Apparel Group, Inc. and consolidated subsidiaries and "SEC" means the United States Securities and Exchange Commission.

i

JONES APPAREL GROUP, INC.
 1411 BROADWAY
NEW YORK, NEW YORK 10018

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2009

        NOTICE IS HEREBY GIVEN that our annual meeting of stockholders will be held on May 20, 2009 at 9:30 a.m. at JPMorgan Chase Conference Centers at 270 Park Avenue, 11th Floor, New York, New York. The purpose of the meeting is to vote on the following matters:

  Election of the ten nominees for director named in our proxy statement;

  Ratification of the selection of BDO Seidman, LLP as our independent registered public accountants for 2009;

  Approval of the 2009 Long Term Incentive Plan;

  A shareholder proposal regarding an advisory vote on executive compensation; and

  Such other business as may properly come before the meeting.

        The close of business on March 24, 2009 has been fixed as the record date. Only stockholders of record at the close of business on that date can vote at the annual meeting.

        Please refer to page 1 of the proxy statement for information about voting procedures. If you would like to attend the meeting, please see the instructions on page 57 of the proxy statement.

By Order of the Board of Directors Wesley R. Card President and Chief Executive Officer

Dated: April 10, 2009

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting
to be Held on May 20, 2009

        Copies of this proxy statement, form of proxy card and our annual report to shareholders are available at the home page of our website, www.jonesapparel.com. For information about attending the shareholder meeting and voting in person, please see "How to Attend the Annual Meeting." The Board of Directors' recommendations regarding the matters intended to be acted on at the meeting listed in 1, 2, 3 and 4 above can be found with the description of those matters in this proxy statement. In summary, the Board recommends a vote FOR each of the ten nominees for director, FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accountants for 2009, FOR approval of the 2009 Long Term Incentive Plan and AGAINST a shareholder proposal regarding an advisory vote on executive compensation.

ii

PROXY STATEMENT

JONES APPAREL GROUP, INC.
1411 Broadway
New York, New York 10018

ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors is soliciting proxies to be used at our annual meeting of stockholders to be held on May 20, 2009 at 9:30 a.m. at JPMorgan Chase Conference Centers at 270 Park Avenue, 11th Floor, New York, New York. This proxy statement and the proxies solicited by this proxy statement will be sent to stockholders on or about April 10, 2009. The Annual Report to our stockholders for the year ended December 31, 2008 accompanies this proxy statement.

Who Can Vote

        At the close of business on March 24, 2009, 85,405,067 shares of our common stock were outstanding and eligible for voting at the annual meeting. Each stockholder of record has one vote for each share of common stock held on all matters to come before the meeting. Only stockholders of record at the close of business on March 24, 2009 are entitled to notice of and to vote at the annual meeting.

How You Can Vote

        If your shares are registered directly in your name with our transfer agent, The Bank of New York Mellon, you are the holder of record of those shares, and we are sending these proxy materials directly to you. If you return your properly signed proxy before the annual meeting, we will vote your shares as you direct. If you are a Jones employee holding restricted shares granted to you under the Company's 1999 Stock Incentive Plan and have a Company-issued e-mail account, an e-mail has been sent to you with instructions for voting those shares online. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. In that event, the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record as to how to vote your shares by following the instructions provided to you with the proxy materials.

        Under the rules of the SEC, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to vote "for," "against" or "abstain" from voting on each of the proposals. You can specify on your proxy whether your shares should be voted for or against each of the nominees for director or whether you abstain from voting on any nominee. You can also specify whether you approve or disapprove of or abstain from (i) the ratification of BDO Seidman, LLP to be our independent registered public accountants for 2009, (ii) the approval of the 2009 Long Term Incentive Plan and (iii) the shareholder proposal regarding an advisory vote on executive compensation. If you do not specify on your proxy card how you want to vote your shares, we will vote them "FOR" the election of all nominees for director as set forth under "Election of Nominees for Directors" below, "FOR" the ratification of BDO Seidman, LLP to be our independent registered public accountants for 2009, "FOR" the approval of the 2009 Long Term Incentive Plan and "AGAINST" the shareholder proposal regarding an advisory vote on executive compensation.

        If you are the stockholder of record, you may revoke your proxy at any time prior to its use, by voting in person by ballot at the annual meeting, by executing a later-dated proxy or, if you voted electronically, by your subsequent vote online, or by submitting a written notice of revocation to the

Secretary of Jones at our office at the above address or at the annual meeting. If you are a beneficial owner of the shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. If you wish to vote your shares at the annual meeting, you must obtain a valid proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot at the meeting.

Required Votes

        Pennsylvania law and our by-laws require the presence of a "quorum" for the annual meeting. A quorum is defined as the presence, either in person or represented by proxy, of the holders of a majority of the votes which could be cast in the election or on a proposal. Abstentions and "broker nonvotes," or proxies submitted by brokers which do not indicate a vote for some of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (when such instructions are required by New York Stock Exchange Rules), will be counted in determining whether a quorum has been reached for the transaction of business at the annual meeting.

        Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval. Each of the proposals must be approved by a majority of votes cast on the proposal by all stockholders entitled to vote on the proposal. With respect to the election of directors, this means that a nominee will be elected to the Board of Directors if he or she receives more "FOR" votes than "AGAINST" votes. Abstentions will have no effect on the vote for directors or Proposals 2, 3 and 4.

Security Ownership of Certain Beneficial Owners

        The information contained herein has been obtained from our records or from information furnished directly by the individual or entity to us.

        The table below shows, as of March 24, 2009, how much of our common stock was owned by each of our directors, nominees, executive officers named in the 2008 Summary Compensation Table in this proxy statement (the "named executive officers"), each person known to us to own 5% or more of our common stock (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) and all of our current directors and executive officers, as a group.

Name	Number of Shares Owned (1)		Rights to Acquire (2)	Restricted Stock (3)	Percent of Outstanding Shares
Wesley R. Card	169,468	(4)	250,000	685,987	1.3%
Sidney Kimmel	1,027,529	(5)	799,999	-	2.1%
Matthew H. Kamens	9,000		9,000	21,710	*
J. Robert Kerrey	5,000		2,500	21,710	*
Ann N. Reese	12,000		9,000	21,710	*
Gerald C. Crotty	33,000		-	21,710	*
Lowell W. Robinson	12,000		-	21,710	*
Donna F. Zarcone	3,000		-	24,710	*
Robert L. Mettler	-		-	44,910	*
Margaret H. Georgiadis	-		-	44,910	*
John T. McClain	-		-	168,851	*

Name	Number of Shares Owned (1)		Rights to Acquire (2)	Restricted Stock (3)	Percent of Outstanding Shares
Andrew Cohen	20,599		75,198	207,829	*
Ira M. Dansky	9,367		210,000	133,192	*
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	9,484,118	(6)	-	-	11.1%
Hotchkis and Wiley Capital Management, LLC 725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017	9,357,951	(7)	-	-	11.0%
LSV Asset Management 1 N. Wacker Drive, Suite 4000 Chicago, IL 60606	4,987,192	(8)	-	-	5.8%
The Bank of New York Mellon One Wall Street, 31st Floor New York, NY 10286	4,848,221	(9)	-	-	5.7%
Greenlight Capital, L.L.C. 140 East 45th Street, 24th Floor New York, NY 10017	4,657,300	(10)	-	-	5.5%
All directors and current executive officers as a group (14 persons)	1,355,697		1,451,439	4,108,099	4.7%
___________________
*	Less than one percent.
(1)	Includes shares for which the named person has either sole or shared voting and investment power. Excludes shares of restricted stock and shares that can be acquired through the exercise of options. Also excludes "share units" (i.e., phantom stock) under our Deferred Compensation Plan for Outside Directors. Under that plan, non-management directors can elect to have the value of deferred amounts of all or a portion of their annual retainer and meeting attendance fees paid out based on an assumed investment in our Common Stock. The participants making that election do not have any right to vote or to receive Common Stock in connection with the assumed investments of the deferred amounts, and they are ultimately paid out in cash, but the assumed investments do represent an economic interest in our Common Stock. Such accounts are credited with additional share units for cash dividends paid on our Common Stock. The following share units have been credited to the following directors under the plan as of March 24, 2009: Mr. Kerrey, 47,049.21 share units and Mr. Crotty, 18,268.161 share units. See footnote 2 to the 2008 Director Compensation table in this proxy statement.

(2)	Shares that can be acquired through stock options exercisable through May 23, 2009.
(3)	Shares subject to a vesting schedule and other restrictions as to which the named individual has voting power.
(4)	All shares are pledged under a margin account.
(5)	Represents shares held by RIP Investments, L.P.
(6)	Based solely upon information reported in Schedule 13G/A, filed with the SEC on February 13, 2009, reporting beneficial ownership as of December 31, 2008 by AXA Financial, Inc., by AXA and by AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle as a group. According to the filing, a majority of the shares reported are held by unaffiliated third-party client accounts managed by AllianceBernstein L. P. Management L.P., as investment adviser, which is a subsidiary of AXA Financial, Inc. AXA Rosenberg Investment Management LLC, as to which AXA serves as a parent holding company, has sole power to dispose or to direct the disposition of 6,400 shares and sole power to vote or to direct the vote of 6,400 shares. AXA Financial, Inc.'s subsidiary, AXA Equitable Life Insurance Company, has sole power to dispose or to direct the disposition of 2,325 shares and sole power to vote or to direct the vote of 2,325 shares. AXA Financial, Inc.'s subsidiary, AllianceBernstein, has sole power to dispose or to direct the disposition of 7,763,287 shares and has sole power to vote or to direct the vote of 9,475,393 shares. Gerald C. Crotty, one of our directors, is a trustee of the AXA Premier VIP Trust, for which AXA Equitable Life Insurance Company serves as investment manager. In his role as trustee, Mr. Crotty neither directs the investment nor directs the voting of portfolio securities of those Trusts.

(7)	Based solely upon information reported in Schedule 13G/A, filed with the SEC on February 13, 2009, reporting beneficial ownership as of December 31, 2008. According to the filing, Hotchkis and Wiley Capital Management, LLC ("HWCM") has sole power to vote or to direct the vote of 6,932,951 shares, and sole power to dispose or to direct the disposition of 9,357,951 shares. Such shares are owned of record by clients of HWCM, for whom HWCM serves as investment adviser and as to which shares HWCM disclaims ownership. No such client is known to have voting or dispositive power with respect to more than 5% of the class of such securities.

(8)	Based solely on information reported in Schedule 13G, filed with the SEC on February 17, 2009, reporting beneficial ownership as of December 31, 2008.
(9)	Based solely upon information reported in Schedule 13G, filed with the SEC on February 17, 2009, reporting beneficial ownership as of December 31, 2008 by The Bank of New York Mellon Corporation ("BNYM") and the following direct or indirect subsidiaries of BNYM, filing jointly: The Bank of New York Mellon, BNY Mellon National Association, The Boston Company Asset Management LLC, The Dreyfus Corporation, Franklin Portfolio Associates LLC, Mellon Capital Management Corporation, MAM (MA) Holding Trust and MBC Investments Corporation. According to the filing, all of the shares are beneficially owned by BNYM and such subsidiaries in their various fiduciary capacities. Such entities have sole power to vote or to direct the vote of 2,531,907 shares, shared power to vote or to direct the vote of 16,450 shares, sole power to dispose or direct the disposition of 4,325,007 shares and shared power to dispose or direct the disposition of 507,080 shares.

(10)	Based solely upon information reported in Schedule 13G, filed with the SEC on March 16, 2009, reporting beneficial ownership as of March 5, 2009 by Greenlight Capital, L.L.C. ("Greenlight LLC"), Greenlight Capital, Inc. ("Greenlight Inc."), DME Advisors, L.P. ("Advisors"), DME Advisors GP, L.L.C. ("DME GP" and collectively with Greenlight LLC, Greenlight Inc. and Advisors, "Greenlight") and David Einhorn, as a group. According to the filing, the shares were purchased by Greenlight for the account of: (i) Greenlight Capital, L.P., of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, (ii) Greenlight Capital Qualified, L.P., of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, (iii) Greenlight Capital Offshore Partners, for which Greenlight Inc. acts as investment manager, and (iv) the managed account for which Advisors acts as investment manager. According to the filing: Greenlight LLC has shared voting power and shared dispositive power as to 1,857,500 shares; Greenlight Inc. has shared voting power and shared dispositive power as to 4,059,500 shares; Advisors has shared voting power and shared dispositive power as to 597,800 shares; DME GP has shared voting power and shared dispositive power as to 597,800 shares; and David Einhorn has shared voting power and shared dispositive power as to 4,657,300 shares.

Item 1.  Election of Nominees for Directors

        Our Board of Directors currently has ten members. Each current Board member is standing for re-election. Our Board of Directors has nominated ten persons to be elected at the annual meeting to serve as our directors until the next annual meeting of stockholders and until their respective successors are elected. All of the nominees currently serve as our directors.

        We will vote your shares as you specify on the enclosed proxy card or by means of your voting instructions via the Internet. If you sign, date and return the proxy card or vote electronically but don't specify how you want your shares voted, we will vote them "FOR" all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

        The following information is supplied with respect to each person nominated and recommended to be elected by our Board of Directors and is based upon our records and information furnished to us by the nominees. See "Security Ownership of Certain Beneficial Owners" for information pertaining to stock ownership by the nominees.

Name	Age	Other Positions with Jones and Principal Occupation	Has served as director since
Wesley R. Card	61	President and Chief Executive Officer	2007
Sidney Kimmel	81	Chairman	1975
Matthew H. Kamens	57	Attorney	2001
J. Robert Kerrey	65	President of The New School	2002
Ann N. Reese	56	Executive Director, Center for Adoption Policy	2003
Gerald C. Crotty	57	President of Weichert Enterprise LLC	2005
Lowell W. Robinson	60	Former Chief Financial Officer and Chief Operating Officer of MIVA, Inc.	2005
Donna F. Zarcone	51	President and Chief Executive Officer, D. F. Zarcone & Associates LLC	2007
Robert L. Mettler	68	Retired President of Special Projects of Macy's, Inc.	February 2009
Margaret H. Georgiadis	45	Principal of Synetro Capital LLC	February 2009

        Mr. Card was named our President and Chief Executive Officer on July 12, 2007. Mr. Card had been our Chief Operating Officer since March 2002. He had also been appointed Chief Financial Officer in March 2007, a position he previously held from 1990 to March 2006.

        Mr. Kimmel founded the Jones Apparel Division of W.R. Grace & Co. in 1970. Mr. Kimmel has served as our Chairman since 1975 and as Chief Executive Officer from 1975 to May 2002.

        Mr. Kamens is employed by Mr. Kimmel as a lawyer and personal advisor.

        Mr. Kerrey has served as the President of The New School in New York City since 2001. From 1988 to 2000, he served as United States Senator from Nebraska. During that period, he was a member of numerous congressionally-chartered commissions and Senate committees, including the Senate Finance and Appropriations Committees and the Senate Select Committee on Intelligence. Prior to that time, he served as Governor of Nebraska from 1982 to 1987. Mr. Kerrey also serves on the Board of Directors of Tenet Healthcare Corporation, Genworth Financial, Inc. and Scientific Games Corporation.

        Ms. Reese co-founded the Center for Adoption Policy in New York in 2001 and is currently its Executive Director. Prior to co-founding the Center, Ms. Reese served as a principal with Clayton, Dubilier & Rice, a private equity investment firm, from 1999 to 2000, and as Executive Vice President and Chief Financial Officer of ITT Corporation from 1995 to 1998. Ms. Reese also serves on the Board of Directors of Xerox Corporation and Sears Holdings Corporation.

        Mr. Crotty has served as President of Weichert Enterprise LLC, a private equity investment firm, since 2001. He previously served as Chairman of Excelsior Ventures Management LLC from 1999 to 2001. From 1991 to 1998, he held various executive positions with ITT Corporation and its affiliates, including President and Chief Operating Officer of ITT Consumer Financial Corporation and Chairman, President and Chief Executive Officer of ITT Information Services. Prior to that time, he served as both Counsel, and then later as Secretary, to the Governor of New York State. Mr. Crotty serves on the Board of Trustees of AXA Premier VIP Trust and on the Board of Directors of Access Integrated Technologies, Inc.

        Mr. Robinson served as the Chief Financial Officer and Chief Operating Officer of MIVA, Inc., an online advertising network, from August 2007 through March 2009. He joined MIVA in 2006 as Chief

Financial Officer and Chief Administrative Officer. He previously served as the President of LWR Advisors from 2004 to 2006, as Special Counsel (and Interim Chief Financial Officer) to the President of Polytechnic University from 2002 to 2004 and as Chairman of the Audit Committee and Special Independent Committee of the Board of Edison Schools from 2002 to 2003. Previously, he held senior financial positions at HotJobs.com, ADVO Inc., Kraft Foods, Inc. and Citigroup Inc. Mr. Robinson also serves on the Board of Directors of International Wire Group, Inc.

        Ms. Zarcone is the President and Chief Executive Officer of D. F. Zarcone & Associates LLC, a strategic advisory consulting firm founded in January 2007. From 1994 until 2006, she held various executive positions with Harley-Davidson Financial Services, Inc., including President and Chief Operating Officer and Chief Financial Officer. Prior to that time, she served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. Ms. Zarcone also serves on the Board of Directors of CIGNA Corporation.

        Mr. Mettler was President of Special Projects of Macy's, Inc. from February 2008 until his retirement in January 2009. He previously served as Chairman and Chief Executive Officer of Macy's West, a division of Macy's, Inc., from 2002 to 2008 and as President and Chief Operating Officer of Macy's West from 2000 to 2002. Prior to joining Macy's, Mr. Mettler held various executive positions in the retail industry, including President of Merchandising - Full Line Stores of Sears, Roebuck and Co. from 1996 to 2000, President of Apparel and Home Fashions of Sears from 1993 to 1996, and President and Chief Executive Officer of Robinson's May Company from 1987 to 1993.

        Ms. Georgiadis has served as a Principal of Synetro Capital LLC, a private investment firm, since January 2009. From 2004 to 2008, she served as the Executive Vice President of Card Products and Chief Marketing Officer of Discover Financial Services. Prior to joining Discover, she was a Partner at McKinsey & Company from 1990 to 2004, where she co-led the Marketing and Retail Practices and founded the Customer Acquisition and Management and Retail Marketing Practices.

Corporate Governance

       We have adopted a Code of Business Conduct and Ethics for directors, officers and employees and a Code of Ethics for Senior Executive and Financial Officers. We also have adopted Corporate Governance Guidelines, which, in conjunction with the articles of incorporation, by-laws and Board Committee charters, form the basis for governance of Jones. The Codes and Corporate Governance Guidelines are available on our website, www.jonesapparel.com (under the "Our Company - Corporate Governance" caption), and are available in print to any shareholder who requests them by written request addressed to John T. McClain, Chief Financial Officer, Jones Apparel Group, Inc., 1411 Broadway, New York, New York 10018.

Independence of Directors

        Our Corporate Governance Guidelines provide that a majority of the Board shall consist of independent directors. The Board has determined that seven of the director nominees standing for election, J. Robert Kerrey, Ann N. Reese, Gerald C. Crotty, Lowell W. Robinson, Donna F. Zarcone, Robert L. Mettler and Margaret H. Georgiadis, have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and are independent within the meaning of our Director Independence Standards. The Board had also determined that Frits D. van Paasschen, who served as a director during a portion of 2008, was independent within the meaning of our Director Independence Standards. Wesley R. Card, our President and Chief Executive Officer, Sidney Kimmel, our Chairman (and until May 22, 2002 our Chief Executive Officer), and Matthew H. Kamens (who has a personal services contract with Mr. Kimmel) are not independent within the meaning of our Director Independence Standards.

        In the course of the Board's determination regarding the independence of each independent director, the Board considered any transactions, relationships and arrangements as required by our Director Independence Standards. Specifically with respect to each of the three most recently completed fiscal years, with respect to Mr. Kerrey, the Board considered the amount of charitable contributions to The New School, of which Mr. Kerrey is President, by the Company or Mr. Kimmel and determined that such contributions were less than the greater of (i) $1 million or (ii) 2% of The New School's annual consolidated gross revenues. With respect to Mr. Mettler, the Board considered that Mr. Mettler was a former executive with Macy's, our largest customer, and that he ceased to be an employee of Macy's prior to his election as a director of Jones.

        The Director Independence Standards adopted by the Board of Directors are attached to this proxy statement as Annex A and are available on our website, www.jonesapparel.com (under the "Our Company - Corporate Governance" caption).

Executive Sessions

        Executive sessions of the non-management directors were held six times in 2008. Our non-management, non-independent director attended five of those sessions; one session was held solely for independent directors. The executive sessions are scheduled and chaired by the Presiding Director. Any non-management director may request that an additional executive session be scheduled.

Board Structure and Committee Composition

        The Board of Directors maintains three standing committees: Audit, Compensation and Nominating/ Corporate Governance. All three committees are composed entirely of independent directors. The current members of each committee are identified in the table below.

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Wesley R. Card
Sidney Kimmel
Matthew H. Kamens
J. Robert Kerrey		*	**
Ann N. Reese	*		*
Gerald C. Crotty		**
Lowell W. Robinson	**	*
Donna F. Zarcone	*		*
Robert L. Mettler
Margaret H. Georgiadis
* Member ** Chair

        Assignments to, and chairs of, the committees are recommended by the Nominating/Corporate Governance Committee and selected by the Board. All committees report on their activities to the Board. The function of each of the committees is described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on our website, www.jonesapparel.com (under the "Our Company - Corporate Governance" caption) and are available in print to any shareholder who requests them by written request addressed to John T. McClain, Chief Financial Officer, Jones Apparel Group, Inc., 1411 Broadway, New York, New York 10018.

        During 2008, the Board held 11 meetings and acted five times by written consent. Each director attended at least 75% of all Board and applicable Committee meetings held during the period for which he or she served as a director. As set forth in our Corporate Governance Guidelines, directors are expected to attend our annual meetings of stockholders. All eight incumbent directors at the time of the last annual meeting of stockholders in May 2008 attended that meeting.

Audit Committee

        The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended. The Audit Committee assists the Board in oversight of (1) the integrity of our financial statements, (2) our independent registered public accountants' qualifications and independence, (3) the performance of our internal audit function and independent registered public accountants and (4) our compliance with legal and regulatory requirements. In addition, the Committee renders its report for inclusion in our annual proxy statement.

        The Audit Committee is also responsible for retaining (subject to stockholder approval), evaluating and, if it deems appropriate, terminating our independent registered public accountants.

        The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. Each of the current members of the Audit Committee meets the enhanced standards for the independence of audit committee members under SEC rules and New York Stock Exchange listing standards, and is financially literate, as required of audit committee members by the New York Stock Exchange. The Board has determined that Ann N. Reese, Lowell W. Robinson and Donna F. Zarcone are audit committee financial experts.

        The Audit Committee held seven meetings in 2008.

        The report of the Audit Committee is included in this proxy statement on page 13.

Compensation Committee

        The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of our Chief Executive Officer and other executives in light of such factors as our compensation philosophy, competitive practices and such other factors as the Committee deems appropriate. The Compensation Committee recommends to the Board the compensation of directors.

        The Compensation Committee held five meetings in 2008.

        The Committee has retained an outside compensation consultant, Mercer, to assist the Committee in fulfilling its responsibilities. The consultant reports directly to the Compensation Committee. For a description of the scope and nature of Mercer's engagement with respect to our executive compensation program, see "Executive Compensation - Compensation Discussion & Analysis - Oversight of Our Executive Compensation Program" in this proxy statement. Mercer also provides advice on the structure of our director compensation program and assists in the periodic review of our director compensation in comparison to that of peer companies.

        The Compensation Committee's process includes executive sessions where the Committee meets alone, or with its consultant or other advisors, without the presence of management. The Committee has exclusive authority to determine the compensation of our named executive officers, as well as to make equity grants to other executives who are subject to Section 16 of the Securities Exchange Act of 1934,

pursuant to Rule 16a-2. The Committee also exercises authority to determine the compensation for other individuals who report directly to our Chief Executive Officer.

        The Compensation Committee has the authority to designate a "CEO Committee," composed of the director serving as our chief executive officer, and to delegate to the CEO Committee the authority to:

  direct the grant of awards to persons who are eligible to receive awards under our 1999 Stock Incentive Plan in connection with either the hiring or promotion of such persons and determine the number of shares covered by such grants, the types and terms of any such options and stock appreciation rights to be granted and the exercise prices of such options and stock appreciation rights, and the terms and conditions of vesting and the purchase price, if any, of any such grants of restricted stock.

        However, the CEO Committee does not have authority to:

  grant awards to any chief executive officer of the Company or to any other eligible individual who at the time of the award is, or is reasonably expected to become, subject to the provisions of Section 16 of the Securities Exchange Act of 1934, pursuant to Rule 16a-2, during any calendar year, grant options to purchase more than 200,000 shares in the aggregate or grant more the 75,000 shares of restricted stock in the aggregate or grant to any person eligible to receive an award under our 1999 Stock Incentive Plan awards of options to purchase more than 25,000 shares in the aggregate and/or awards of more than 10,000 shares of restricted stock in the aggregate.

        The report of the Compensation Committee is included in this proxy statement on page 27.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during 2008 were Mr. Kerrey, Mr. Crotty and Mr. Robinson. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with our executive officers or our other directors.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee assists the Board in fulfilling its responsibilities by (1) identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders, (2) advising the Board and the committees of the Board regarding their membership and procedures and (3) developing and recommending to the Board of Directors a set of corporate governance principles applicable to us and otherwise taking a leadership role in shaping our corporate governance.

        The Nominating/Corporate Governance Committee held four meetings in 2008.

Nomination of Directors

        Our Nominating/Corporate Governance Committee is open to selecting as candidates for the Board of Directors individuals of merit regardless of background, whom the Committee believes have the potential to be superior directors of a public company, consistent with applicable law, the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines.

        Our Corporate Governance Guidelines contain general criteria for the nomination of director candidates, which include the following:

  the candidate's unquestioned character and integrity,
  mature judgment,
  diversity of background and experience,
  demonstrated skills in his/her area of present or past professional, business, academic or non-profit responsibility, an ability to work effectively with others,
  sufficient time to devote to the affairs of Jones and
  freedom from conflicts of interest.

Stockholder Nominees

        As provided in our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders. The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Director." Any candidate proposals by stockholders for consideration by the Nominating/Corporate Governance Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

Chair
Nominating/Corporate Governance Committee
c/o Secretary
Jones Apparel Group, Inc.
1411 Broadway, 21st Floor
New York, New York 10018

        In addition, our by-laws permit stockholders to nominate directors for consideration at a stockholders' meeting. For a description of the process for nominating directors in accordance with our by-laws, see "Submission of Stockholder Proposals and Nominations" on page 57.

Identifying and Evaluating Nominees for Director

        When the Chief Executive Officer, the Nominating/Corporate Governance Committee or another Board member identifies the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the Nominating/Corporate Governance Committee initiates a search and seeks input from Board members, senior management and others. The Board has from time to time hired an executive search firm to assist it in identifying or evaluating potential candidates for submission to the Nominating/Corporate Governance Committee for its consideration.

        When initial candidates who satisfy specific criteria and otherwise qualify for membership on the Board are identified and presented to the Nominating/Corporate Governance Committee, members of the Nominating/Corporate Governance Committee interview them. The Committee keeps the full Board informally informed of its progress, including giving the full Board an opportunity to interview the candidates. The Nominating/Corporate Governance Committee considers and approves the final candidate, and then seeks full Board endorsement of the selected candidate. In evaluating such nominees, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above. Candidates recommended by stockholders and candidates recommended by other persons or entities are evaluated by the Nominating/Corporate Governance Committee in the same manner, including whether they meet the minimum criteria set forth in our Corporate Governance Guidelines.

        All nominees for election at this annual meeting except Mr. Mettler and Ms. Georgiadis were previously elected by stockholders. Each of Mr. Mettler and Ms. Georgiadis, new candidates for election by stockholders, joined the Board on February 2, 2009. Their election followed a search by the Nominating/Corporate Governance Committee over several months (utilizing both the services of an executive search firm and the recommendations of existing members of the Board), during which time a number of candidates were considered. The process resulted in the selection of Mr. Mettler and Ms. Georgiadis, who were identified to the Nominating/Corporate Governance Committee by Mr. Card and Ms. Zarcone, respectively.

Communications with the Board or the Presiding Director

        The independent directors have selected J. Robert Kerrey as Presiding Director. Among other things, the Presiding Director chairs executive sessions of non-management directors, held at least three times a year. Interested parties may contact our Board of Directors, our non-management directors as a group, our Presiding Director or any other director by writing to the Board, our non-management directors as a group, or such director c/o Secretary, Jones Apparel Group, Inc., 1411 Broadway, 21st Floor, New York, New York 10018. The Secretary will promptly forward any communication unaltered to the Board, non-management directors as a group or such director.

Policy with Respect to Related Person Transactions

        It is our policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect interest unless approved in advance by the Audit Committee of the Board of Directors, other than transactions available to all employees,
  transactions involving purchases of our products at discounts made generally available to all employees or an identified group of employees, transactions involving compensation approved by the Compensation Committee of the Board of Directors, or
  charitable contributions involving less than $10,000 per annum to a charitable entity of which an executive officer or director of the Company, their immediate family members, or a 5% shareholder of the Company is an executive officer.

        Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available on our website, www.jonesapparel.com (under the "Our Company - Corporate Governance" caption).

Director Compensation and Stock Ownership Guidelines

        The following table provides information on compensation for the year ended December 31, 2008 paid to each non-management director. Directors who are employees receive no additional compensation for serving on the Board of Directors.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Matthew H. Kamens	80,500	66,888		-	-	-	-	147,388
J. Robert Kerrey	120,000	66,888		-	-	-	-	186,888
Ann N. Reese	97,500	66,888		-	-	-	-	164,388
Gerald C. Crotty	100,250	67,960		-	-	-	-	168,210
Lowell W. Robinson	121,000	67,960		-	-	-	-	188,960
Donna F. Zarcone	96,500	58,130		-	-	-	-	154,630
Frits D. van Paasschen	50,666	(41,224	)(4)	-	-	-	-	9,442

(1)	Until April 1, 2008, non-management directors received a $40,000 annual retainer, $2,000 for attending a board meeting and $1,000 for a committee meeting. In addition, the chair of the Audit Committee received a retainer of $10,000, and the chairs of other committees received a retainer of $5,000. Effective as of April 1, 2008, the amount of the annual retainer was increased to $50,000, the fee for attending a committee meeting was increased to $2,000, the retainer for the chair of the Audit Committee was increased to $20,000, the retainer for the chairs of other committees was increased to $10,000, and a retainer of $25,000 for the Presiding Director was approved.

(2)	Each non-management director may elect to defer all or a portion of his or her annual retainer and meeting attendance fees under the Jones Apparel Group, Inc. Deferred Compensation Plan for Outside Directors until the earlier of his or her termination of service on the Board or a date selected by the director under the Plan. The Plan does not provide for above-market or preferential earnings. Each director can choose to invest the funds in either of the following two types of hypothetical investments:

Share Units. This type of investment allows the director to invest his or her compensation in hypothetical shares of Jones common stock based on the market price of the common stock at the time the compensation would have been paid. Hypothetical dividends are "reinvested" in additional share units based on the market price of the common stock at the time dividends are paid on the common stock. All share units are paid out in cash.

Cash Units. Funds in this type of account are credited with interest monthly based on U.S. Treasury bill rates using the Treasury constant maturities daily "1-year" rate.

Messrs. Kerrey and Crotty elected to have their 2008 fees deferred in the form of share units, and Mr. Kamens elected to have his 2008 fees deferred in the form of cash units.

(3)	Until April 1, 2008, each non-management director received an annual grant of 3,000 shares of restricted common stock. New non-management directors were to receive an initial grant of 6,000 shares of restricted common stock. Effective as of April 1, 2008, in lieu of restricted stock grants equal to a fixed number of shares, each non-management director receives an annual grant of restricted common stock equal in value to $100,000, with new non-management directors receiving an initial grant equal in value to $150,000. The restricted stock awards have a value based on the fair market values of our common stock on the effective date of the grant and vest in equal installments over three years. The awards are made from shares available under our 1999 Stock Incentive Plan.

The amounts reflect the dollar amount recognized for financial statement reporting purposes before the effect of estimated forfeitures for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2008. For assumptions used in the valuation of equity-based awards, see "Summary of Accounting Policies - Restricted Stock" and "Stock Options and Restricted Stock" in Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

In 2004 and 2003, each non-management director received an annual grant of 3,000 options at an exercise price of $1.00 that vested six months from the date of grant. From 1999 to 2002, each non-management director received an annual grant of 2,000 options at an exercise price of $1.00 that vested six months from the date of grant. Prior to 1999, each non-management director received an annual grant of 2,000 options at an exercise price of $0.50 that vested six months from the date of grant. The awards were made from options available under our 1999 Stock Incentive Plan and our 1996 Stock Option Plan.

The following table shows the aggregate number of outstanding stock option and restricted stock awards held by our non-management directors as of December 31, 2008. All outstanding options are fully vested.
Name	Options	Exercise Price	Shares of Restricted Stock
Matthew H. Kamens	9,000	$1.00	7,960
J. Robert Kerrey	2,500	$1.00	7,960
Ann N. Reese	9,000	$1.00	7,960
Gerald C. Crotty	-	-	7,960
Lowell W. Robinson	-	-	7,960
Donna F. Zarcone	-	-	10,960

(4)	Negative amounts shown are due to the reversal of amortization previously reported as a result of the forfeiture of all unvested outstanding shares of restricted common stock upon resignation as a director.

        Non-management directors are expected to own shares of our common stock equal in value to at least five times the then-current amount of the annual retainer. That ownership stake should be achieved within five years of their election or appointment to the Board of Directors (or, in the case of those directors serving as such at the time the requirement was adopted on October 28, 2002, by October 28, 2007). Each director may count toward that requirement the value of shares owned (including shares of restricted stock), the value of share units credited to the director's account under the Jones Apparel Group, Inc. Deferred Compensation Plan for Outside Directors and the value of shares underlying any unexercised stock options having an exercise price of $1.00 or less per share. All non-management directors subject to achievement of the guidelines as described above met the share ownership level under the guidelines through October 2008. After October 2008, certain of such non-management directors have not continued to meet the share ownership level under the guidelines because of the decline in our stock price that has occurred amid the severe deterioration in the equity markets. The guidelines are in place to further enhance alignment between the interests of Board members and stockholders, through meaningful stockholdings on the part of the directors. The Compensation Committee of the Board of Directors will monitor non-management director compliance with the guidelines and will make any recommendations to the Board regarding any adjustments that may be appropriate to accomplish the purposes of the guidelines.

Audit Committee Report

        The Audit Committee assists the Board of Directors in its general oversight of the integrity of Jones' financial statements, the independent registered public accountants' qualifications and independence, the performance of Jones' internal audit function and independent registered public accountants' and Jones' compliance with legal and regulatory requirements. The independent registered public accountants report directly to the Audit Committee.

        Jones' management has primary responsibility for preparing Jones' financial statements and Jones' financial reporting process. Jones' independent registered public accountants, BDO Seidman, LLP, are responsible for expressing an opinion on the conformity of Jones' audited financial statements with accounting principles generally accepted in the United States.

        Jones' management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. BDO Seidman, LLP's responsibility is to express an opinion on the effectiveness of Jones' internal control over financial reporting based on their audit.

        In this context, the Audit Committee hereby reports as follows:

  The Audit Committee has reviewed and discussed the audited financial statements with Jones' management.

  The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU Section 380), as amended.

  The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the Public Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants' independence.

  Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Jones' Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.
Audit Committee:	Lowell W. Robinson (Chairman) Ann N. Reese Donna F. Zarcone

        The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Executive Compensation

Compensation Discussion & Analysis

Executive Summary of Compensation Actions for 2008 and 2009

        The components of our executive compensation program and the general structure of our performance-based annual cash incentives and multi-year performance-contingent awards of restricted stock, which we implemented in 2007, remained intact for 2008 and 2009, as discussed under "Components of the Executive Compensation Program - Description of Elements and Evaluation Process" in this section of the proxy statement. Below, we highlight certain decisions we made in 2008 and 2009, including decisions to respond to the challenging business conditions affecting our Company and virtually all of the retail and apparel, footwear and accessories industries, created by the deterioration in the economic environment.

        Actions we took during 2008 include:

  Not granting salary increases for our named executive officers, other than for John T. McClain, our Chief Financial Officer hired in mid-2007.

  Changing one of the two performance metrics used to measure corporate performance for performance-based annual cash incentives, with operating income replacing adjusted net income as a measure of business performance. Operating cash flow was retained as the other metric.

  Requiring that 25% of performance-based annual cash incentives awarded to business unit participants depend on consolidated corporate performance, to encourage cooperation across products and brands, and to add a dimension of enterprise-wide responsibility.

  Changing the performance scale that defines the relationship between our budgeted financial targets and the percentage of the target annual cash incentive award that could be earned for 2008, to recognize the increased volatility of our business and to apply a consistent approach to measuring corporate and business unit performance.

  Continuing to grant awards of performance-contingent restricted stock that will be earned to the extent that cumulative operating cash flow and relative total shareholder return goals established for the period from 2008 through 2010 are achieved.

        Actions we took during 2009 include:

  Not granting salary increases for our named executive officers for 2009.

  Paying performance-based annual cash incentive awards for 2008 to the extent that the goals approved in the beginning of the year were achieved, except that in the fourth quarter of 2008, our Chief Executive Officer, Wesley R. Card, advised the Company that he would not accept any annual cash incentive award that might be earned for 2008 performance. Mr. Card earned, and absent his decision would have received, a payment of $810,000.

  Increasing the target annual incentive award for Mr. Card from 90% of salary in 2008 to 100% of salary for 2009.

  Changing the weightings of the performance metrics established for 2009 awards under the annual cash incentive plan to emphasize operating cash flow over operating income.

  Further changing the performance scale that defines the relationship between our budgeted financial targets and the percentage of the target annual cash incentive award which may be earned for 2009, to recognize the increased volatility of our business, the very difficult economic environment and the emphasis we are putting on cash generation and preservation.

  Continuing to grant awards of performance-contingent restricted stock that will be earned to the extent that cumulative operating cash flow and relative total shareholder return goals established for the period from 2009 through 2011 are achieved.

  Changing the approach used to determine the number of performance-contingent restricted shares granted in February 2009. Rather than sizing the grants by applying the value guidelines established in 2008, we granted approximately the same number of shares to our senior executives, other than Mr. Card, as granted to them in 2008. Because our stock price declined more than 70% from the prior year, the value of these 2009 grants declined proportionately. As an additional incentive, we granted 28% more performance-contingent restricted shares than awarded in 2008 to Mr. Card, which still resulted in a value significantly lower than the targeted value guideline. Although the changed approach reduced the target total compensation of our named executive officers, we were able to work within the pool of shares available under the plan, limit dilution and make awards to other participants.

  Granting awards of time-based restricted shares that vest approximately two years after grant to select executives, including some of our named executive officers, to help to retain them.

        We believe that these actions provide a proper balance among expense control and incentives for cash flow generation and good operational performance in this very difficult climate and position our Company to continue to be a strong competitor in our markets as the economy rebounds.

Compensation Program Objectives

        The objectives of our executive compensation program are to:

  Allow us to successfully attract, retain, and motivate executives who enable us to achieve high standards of consumer satisfaction and operational excellence and

  Hold our executives accountable and offer rewards for successful business results and shareholder value creation.

        Our policy for the named executive officers is to pay competitively, taking into account our objectives for annual and long-term performance. The Compensation Committee of the Board of Directors (the "Committee") believes this helps to achieve the objective of attracting, retaining, and motivating executives in the highly competitive retail and apparel/footwear/accessories industries. Because a large portion of total executive compensation is provided in the form of incentives that are contingent on performance, actual compensation of these executives will vary above and below the amount payable at target performance levels, depending on our financial results and their individual performance. In periods of strong performance, actual compensation will exceed the amount payable at target. If a downturn in performance occurs, actual compensation will be reduced below the target amount.

        The description of the compensation program applies to all of our named executive officers, unless otherwise noted.

Oversight of Our Executive Compensation Program

        The Committee oversees and administers our executive compensation program and establishes the compensation of our executive officers. The Committee's responsibilities are detailed in its charter, which can be found on our website at www.jonesapparel.com/Our Company/Corporate Governance. Additional information on the role and procedures of the Committee can be found in this proxy statement under the heading "Corporate Governance - Board Structure and Committee Composition."

        The Committee retains Mercer, an outside compensation consultant, to assist it in fulfilling its responsibilities. Mercer's work for the Committee includes providing advice on how to structure cash and equity incentives, benchmarking the total compensation of our named executive officers relative to the peer group discussed below, assessing our financial performance against the peer group, and providing guidance on changing regulatory requirements and best practices. Mercer reports directly to the Committee. In 2008, Mercer provided no services to us other than in connection with its work for the Committee.

        Our Chief Executive Officer makes recommendations on our executive compensation program and the compensation of our named executive officers, other than himself. The Chief Executive Officer typically attends a portion of certain meetings of the Committee. The Committee also meets in executive session alone or with its consultant and other advisors without the presence of management.

Market Data Used to Assess Compensation

        The Committee regularly reviews data on industry compensation levels and financial performance to assess competitive levels of compensation for our executive officers and the alignment between compensation and our financial performance. In 2008, the Committee, with the assistance of its outside consultant, compared the total compensation of our named executive officers and the financial and our total shareholder return performance against the compensation and performance of the peer group identified below.

        The Committee uses compensation data from the peer group as a general reference point. The Committee does not target the compensation of the named executive officers to achieve a particular percentile position compared to the peer group.

        The peer group was comprised of 16 publicly traded companies which included (i) direct competitors that manufacture apparel and footwear, (ii) department stores that represent some of our largest customers, and (iii) specialty retailers of footwear and apparel, particularly specialty retailers who design and manufacture their own products. These companies were included in the peer group because their businesses are comparable to or compete directly with facets of our business. The median revenues of the peer group were $3.5 billion, compared to our 2007 revenues of $3.8 billion. The companies in the peer group were:

Apparel/Footwear Manufacturing Companies	Department Stores	Specialty Retailers
Brown Shoe Company, Inc. Coach, Inc. Hanesbrands, Inc. Kellwood Company Liz Claiborne, Inc. Phillips-Van Heusen Corporation Polo Ralph Lauren Corporation VF Corporation	Dillard's, Inc Nordstrom, Inc. Saks Inc.	Abercrombie & Fitch Co. AnnTaylor Stores Corporation Foot Locker, Inc. Limited Brands, Inc. The Talbots, Inc.

Compensation Program for Mr. Kimmel

        In 2008, the executive compensation program in place for Mr. Kimmel, our founder and Chairman, was composed primarily of base salary. In addition, Mr. Kimmel participated in our employee benefit plans and received certain perquisites, as described below. Mr. Kimmel relinquished the role of Chief Executive Officer in 2002. During the period that Mr. Kimmel has served only as Chairman, the Committee's approach to Mr. Kimmel's compensation has been to continue his base salary of $1,200,000, pursuant to the terms of his employment contract with us. His base salary has not been adjusted since 2001. Mr. Kimmel last received an annual cash incentive in 2005 for performance in 2004. Since then, Mr. Kimmel has not received a bonus, and he has not received an equity grant since 2001.

Components of the Executive Compensation Program-Description of Elements and Evaluation Process

        The other four named executive officers have a compensation program that includes the following components:

  Base salary,
  Annual incentives,
  Long-term incentives in the form of performance-contingent restricted stock, and to a significantly lesser extent time-based restricted stock awards,
  Employee benefits and
  Perquisites.

        The structure of each of these components, as reported in the 2008 Summary Compensation Table, is described below.

        Compensation Mix. For 2008, we did not have policies that define specific percentage allocations for performance-based and non-performance-based compensation, or cash and non-cash compensation. We did, however, intend to deliver a substantial portion of total compensation in the form of performance-based cash and equity incentives to achieve our objective of holding executives accountable and offering rewards for successful business results and shareholder value creation. As a result, recognizing that individual variations and year-to-year variations will occur, between 60% and 76% of the targeted total compensation of the named executive officers (other than Mr. Kimmel) was composed of performance-based compensation, as shown in the table below. Performance-based compensation includes annual cash incentives and performance-contingent restricted shares.

	Non-Performance-Based Compensation at Target		Performance-Based Compensation at Target
Named Executive Officer	Base Salary	Time-Based Equity	Annual Cash Incentive	Performance- Based Equity
Wesley R. Card John T. McClain Andrew Cohen Ira M. Dansky	24% 31% 33% 40%	0% 0% 0% 0%	22% 23% 27% 20%	54% 46% 40% 40%

        Base Salaries. Base salaries are used to compensate our executives for their position and level of responsibility. Each of our named executive officers has an employment agreement with us that defines a minimum annual salary for the executive. The Committee reviews base salaries annually and may adjust salaries above the minimum, depending on individual performance, impact on the business, tenure and experience, changes in job responsibilities and market practice.

        In 2008, the named executive officers did not receive base salary increases, except that Mr. McClain's salary was increased as of January 1, 2008, from $500,000 to $550,000, reflecting his effectiveness in assuming his responsibilities after joining us. Annual salaries for our named executive officers employed as of December 31, 2008, other than Mr. Kimmel, are shown below:

Named Executive Officer	2007 Salary		2008 Salary
Wesley R. Card John T. McClain Andrew Cohen Ira M. Dansky	$1,600,000 $500,000 $1,000,000 $700,000	(1) (2)	$1,600,000 $550,000 $1,000,000 $700,000

____________________
(1) Annual salary effective upon becoming Chief Executive Officer on July 12, 2007.

(2) Annual salary effective upon becoming Chief Financial Officer on July 16, 2007.

        As mentioned above, none of the named executive officers will be eligible for salary increases in 2009.

        Annual Cash Incentives Paid in 2009 for 2008 Performance. The 2007 Executive Annual Cash Incentive Plan (the "Incentive Plan") was adopted and approved by our stockholders in 2007. Under its provisions, during the first quarter of each year, the Committee assigns a target annual cash incentive award to each participant.

        The target annual cash incentive awards established for the named executive officers for 2008 and the range of potential awards are shown below. The target awards were established so that total target annual cash compensation of these executives would be competitive with the peer group when current base salary levels are taken into account. In 2008, to provide an incentive for exceeding plan and to be consistent with industry norms, the potential maximum annual cash incentive equaled 150% of the target award, subject to an overall individual maximum award of $3.0 million.

Annual Cash Incentive Award for 2008 Performance Year
Named Executive Officer	Threshold % of Salary	Target % of Salary	Maximum % of Salary
Wesley R. Card John T. McClain Andrew Cohen Ira M. Dansky	45% 18.8% 20% 12.5%	90% 75% 80% 50%	135% 112.5% 120% 75%

        In the first quarter of 2008, we established financial performance goals for 2008 annual cash incentive awards. For executives with corporate responsibility, these goals were based on 2008 corporate operating income and operating cash flow. For executives with business unit responsibility, the goals were based on the business unit's 2008 operating contribution margin, as well as on the corporate financial metrics described above. In addition, for each of Messrs. McClain, Cohen and Dansky, the metrics included performance against individual qualitative goals. The percentage of target awards which could be paid as to each of these metrics is shown in the table below.

	Total Company		Business Unit Contribution Margin	Individual Performance Goals
Named Executive Officer	Operating Income	Operating Cash Flow
Wesley R. Card John T. McClain Andrew Cohen Ira M. Dansky	67% 50% 15% 50%	33% 25% 10% 25%	0% 0% 50% 0%	0% 25% 25% 25%

        Performance scales were established for 2008 that align corporate or business unit achievement against budget with the percentage of the target annual cash incentive award payable. Certain changes were made to the performance scales for 2008, compared to the approach used in 2007, as follows:

  The threshold level of financial performance was redefined as 80% of budget, compared to 90% of budget in 2007, to recognize that the volatility of our business had increased.

  For business unit participants, the maximum percentage of budget achievement was set at 110%, rather than 125%, to be more consistent with the corporate performance scale.

  For 2008, operating income replaced the 2007 metric of adjusted net income, because we believe operating income is a better measure of ongoing business performance.

  For the Chief Executive Officer, the weight for operating income was increased to 67% for 2008 from 50% for adjusted net income in 2007, while the weight for operating cash flow was reduced to 33% from 50%, because we believe improved profitability will translate into improved stock price performance over time.

  For business unit participants, an aggregate of 25% of the potential award was tied to the corporate financial metrics of operating income and operating cash flow, to encourage cooperation across products and brands, and to add a dimension of enterprise-wide responsibility.

  Finally, the 2008 metrics included performance against individual qualitative goals for the named executive officers other than our Chief Executive Officer, because we believe that measuring executive performance against individual goals enhances longer term strategic planning in ways that are not measurable solely by one-year's financial results. With respect to Mr. Card, we believe that, given his overall responsibilities, a solely quantitative measurement against pre-established financial goals is more appropriate.

Percentage of 2008 Target Awards Payable

For Corporate Participants and For Business Unit Participants
% of Budgeted Target Achieved	% of Target Award Earned
80% 90% 100% 110%	50% 75% 100% 150%

        Note: Interpolation applies for intermediate points.

        Each financial metric is defined to exclude the impact of unusual, unplanned, non-recurring or extraordinary items or other occurrences affecting us.

        The Committee also agreed that where performance is less than 80% of our budgeted targets, annual cash incentives of up to 25% of target awards could be paid to recognize individual performance, so long as (1) we achieve 75% of either our budgeted target corporate operating income or operating cash flow or (2) the executive's business unit achieves 75% of its budgeted target contribution margin. This allows us some flexibility to pay out incentive compensation in recognition of excellent individual contributions, even when financial results fall short of budgeted targets.

        In 2008, we had adjusted operating income of $179.6 million compared to the budgeted goal of operating income of $254.6 million. Since our actual operating income was less than 80% of our budgeted target, no awards were earned for corporate operating income performance. Adjusted operating cash flow was $219.7 million compared to the budgeted target of $188.3 million. Since our actual cash flow was more than 110% of our budgeted target, maximum awards were earned for corporate operating cash flow performance.

        Based upon the corporate results and achievement of individual qualitative goals, Messrs. Dansky and McClain earned bonuses equal to 62.5% of target. Based upon the corporate results and achievement of individual qualitative goals, Mr. Cohen earned a bonus equal to 40% of target. His business unit, Wholesale Footwear and Accessories, did not meet the threshold of its targeted performance goal for 2008 operating contribution margin. These awards are shown as Non-Equity Incentive Plan Compensation in the 2008 Summary Compensation Table on page 28.

        Although Mr. Card earned a bonus of $810,000 for 2008, based upon the 2008 corporate results, he voluntarily elected not to accept receipt of the bonus in recognition of current business conditions and the impact on associates of the Company. The Committee accepted his recommendation that he not accept the bonus earned.

        Annual Cash Incentives Payable in 2010 for 2009 Performance. In 2009, target annual cash incentive awards for 2009 performance, payable in 2010, were established for the named executive officers, other than Mr. Kimmel. The range of potential awards is shown below:

Annual Cash Incentive Award for 2009 Performance Year
Named Executive Officer	Minimum % of Salary	Target % of Salary	Maximum % of Salary
Wesley R. Card John T. McClain Andrew Cohen Ira M. Dansky	50% 18.8% 20% 12.5%	100% 75% 80% 50%	150% 112.5% 120% 75%

        In the first quarter of 2009, we established financial performance goals for 2009 annual cash incentive awards. These goals are based on 2009 corporate operating income, corporate operating cash flow, and business unit operating contribution margin. In addition, for Messrs. McClain, Cohen and Dansky, the metrics include performance against individual qualitative goals. The percentage of target awards which may be paid as to each of these metrics is shown in the table below. For 2009, a heavier weighting has been assigned to corporate operating cash flow than to corporate operating income to reflect the way we are managing our business in the current economic environment, including the greater emphasis we are placing on cash generation and preservation.

	Total Company		Business Unit Contribution Margin	Individual Performance Goals
Named Executive Officer	Operating Income	Operating Cash Flow
Wesley R. Card John T. McClain Andrew Cohen Ira M. Dansky	33% 25% 10% 25%	67% 50% 15% 50%	0% 0% 50% 0%	0% 25% 25% 25%

        Performance scales were established for 2009 that align corporate and business unit achievement against budget with the percentage of the target annual cash incentive award payable. Since the national (and international) economy had deteriorated so rapidly and substantially since completion of the 2009 budget late in 2008, we believed it was beneficial to the Company to build more opportunity for participants to earn meaningful bonuses into the performance scales, rather than to reduce the budgeted financial goals. Accordingly, the bonus structure adopted in February 2009 changed the performance scales for 2009, compared to the approach used in 2008, to recognize the declining economic environment, the increased volatility of our businesses (particularly in our Company-owned retail stores), and the greater emphasis we are placing on cash generation and preservation.

        For most business unit participants in 2009, except participants in our retail business, achievement of 90% of the budgeted amount of business unit contribution margin would result in payment of the target bonus. The minimum level for a bonus payment (at which 50% of the target bonus would be paid) was set at 70% of 90% of the budgeted amount (that is, 63% of the budgeted amount); achievement of 100% of the budgeted amount would pay 125% of the target bonus; and achievement of 110% of the budgeted amount would pay 150% of the target bonus.

Percentage of 2009 Target Awards Payable

For Business Unit Participants
% of Budgeted Amount Achieved	% of Target Award Earned
63% 90% 100% 110%	50% 100% 125% 150%

        Note: Interpolation applies for intermediate points.

        We used a different performance scale for our retail business because that business was budgeted to achieve a net loss.

        For corporate participants in 2009, achievement of 87% of the budgeted amount would result in payment of the target bonus. The minimum level for a bonus payment (at which 50% of the target bonus would be paid) was set at approximately 50% of the budgeted amount. The difference between the corporate and business unit performance scales reflects the roll-up of our business units and the adjustments we made to the performance scale of our retail business. Achievement of 100% of the budgeted amount would pay 125% of the target bonus; and achievement of 110% of the budgeted amount would pay 150% of the target bonus.

Percentage of 2009 Target Awards Payable

For Corporate Participants
% of Budgeted Amount Achieved		% of Target Award Earned
Operating Cash Flow	Operating Income
49% 87% 100% 110%	51% 87% 100% 110%	50% 100% 125% 150%

        The financial goals are consistent with our budget and, we believe, are very difficult to attain, in light of the economic deterioration in the last few months. Each financial metric is defined to exclude the impact of unusual, unplanned, non-recurring or extraordinary items or other occurrences affecting us. We will assess our actual performance relative to these goals in the first quarter of 2010.

        The Committee also agreed that annual cash incentives of up to an additional 25% of the target award could be paid to recognize individual performance, so long as (1) we achieve the minimum amount specified on the performance scales approved for either corporate operating income or corporate operating cash flow or (2) we achieve the minimum amounts specified on the performance scales established for an executive's business unit operating contribution margin. This allows us some flexibility to pay out incentive compensation in recognition of excellent individual contributions, if financial results warrant. However, in no event may consideration of the achievement of individual performance result in any person receiving more than 150% of that person's target award.

        Long-Term Incentive Awards. Long-term incentive awards are granted to align our executives with our stockholders by focusing on our stock price performance and other indicators of long-term performance and to retain their services through multi-year vesting requirements. At our 2009 Annual Meeting, stockholders are being asked to approve the adoption of the Jones Apparel Group, Inc. 2009 Long Term Incentive Plan to replace our 1999 Stock Incentive Plan. See "Item 3 -- Proposal to Approve the 2009 Long Term Incentive Plan" on page 46. When we designed the new plan, we sought to enhance our ability to attract and retain highly talented and experienced directors, officers, other key employees and independent contractors, to motivate Plan participants to achieve the Company's financial goals and strategic objectives and to facilitate the design and implementation of competitive incentive compensation programs.

        Since 2003, most of the long-term incentive awards made to the named executive officers have been performance-contingent restricted stock awards. We have also granted awards of time-based restricted stock to them to a much lesser extent. Although we continue to have the ability to grant stock options, we have used restricted stock because:

  Restricted stock is a better retention device.
  Fewer shares are required, allowing us to better manage dilution.
  Awards of performance-contingent restricted stock allow us to tie long-term compensation to the achievement of multi-year business objectives.
  Awards are subject to less volatility than stock options, given the challenging business conditions facing our industry.

        No stock options or awards of time-based restricted stock were granted to the named executive officers in 2008.

        Long-term incentive awards are typically granted to the named executive officers annually at a Committee meeting in late January or early February. The meeting dates are not tied to release of our financial results.

        For 2008, our long-term incentive awards were sized using target value guidelines. The target guideline for long-term incentives granted to Mr. Card was approximately 2.5 times his annual cash incentive target award, or 225% of salary. Because his position as Chief Executive Officer has a critical impact on our long-term performance, the Committee determined it was appropriate to target a larger award for Mr. Card than for his direct reports.

        For 2008, we targeted long-term incentive award values for the named executive officers with corporate responsibilities, other than Mr. Card, at approximately 2.0 times their annual cash incentive target awards. For 2008, target long-term incentive award values for the named executive officers with business unit responsibilities were set at approximately 1.5 times their annual cash incentive target awards. We felt this approach of targeting long-term incentive as a multiple of annual incentive created a clear emphasis on long-term performance over short-term performance. After an initial determination of the target multiples for the long-term incentive award, the total targeted compensation was reviewed against peer company executive compensation to ensure that targeted total compensation was competitive. When making long-term incentive awards, the Committee retained the right to approve awards that are higher or lower than these guidelines to reflect performance or other factors, as it deems appropriate.

        2008 Performance-Contingent Restricted Stock Awards. The restricted stock awards granted to the named executive officers during 2008 are shown in the "Grants of Plan-Based Awards in 2008" table on page 29.

        The vesting of performance-based restricted stock is subject to three-year performance conditions. If our total shareholder return is equal to or greater than the median total shareholder return of a group of select apparel, footwear, and department store companies, 50% of the shares will vest. The companies in the comparator group are:

Apparel and Footwear Companies	Retail Companies
Bakers Footwear Group Inc.
Brown Shoe Company, Inc.
Fossil, Inc.
Genesco Inc.
Hanesbrands, Inc.
Liz Claiborne, Inc.
Oxford Industries, Inc.
Phillips-Van Heusen Corporation
Polo Ralph Lauren Corporation
Rocky Brands, Inc.
Steven Madden, Ltd.
VF Corporation
The Warnaco Group, Inc.
Wolverine World Wide, Inc.	AnnTaylor Stores Corporation
Dillard's, Inc.
Saks Inc.
Macy's, Inc.
Gap Inc.
J.C. Penney Company, Inc.
Kohl's Corporation
Limited Brands, Inc.
Quiksilver, Inc.
The Talbots, Inc.
Tarrant Apparel Group
The Bon-Ton Stores, Inc.

        The remaining 50% of the shares will vest if cumulative operating cash flow goals established for 2008 through 2010 are met. The percentage of shares vesting applicable to each performance condition is shown in the table below.

Total Shareholder Return		Operating Cash Flow
Performance Relative to Peers	Vesting	Performance Against Budget	Vesting
Median or Better 40-49th Percentile 30-39th Percentile Below 30th Percentile	100% 75% 50% 0%	100% or Better 90% 80% Below 80%	100% 75% 50% 0%

        Note: Interpolation applies for intermediate points on the Operating Cash Flow scale.

        When we established the corporate operating cash flow goal for 2008 through 2010, we believed that it was rigorous but attainable. It is based upon budgeted operating cash flow for 2008 multiplied by three (for the three-year period constituting the measurement period). For 2008, we achieved 117% of our 2008 budgeted operating cash flow. The deterioration in the economic environment since the goal was established will make its achievement more difficult than originally thought.

        2009 Performance-Contingent Restricted Stock Awards. We changed the approach we used to size awards of performance-contingent restricted stock in 2009 as compared to 2008. In 2009, participants generally received approximately the same number of shares as awarded in 2008, rather than the targeted value guidelines of 1.5 to 2.5 times target annual bonus. In the case of the award to our Chief Executive Officer, as an additional incentive, the Committee determined to grant 28% more performance-contingent restricted shares than awarded in 2008 which still result in a value significantly lower than the targeted value guidelines of 2.5 times target annual bonus. Because our stock price at the time awards were being determined had declined by more than 70% compared to our stock price at the prior year's grant date, we did not have sufficient shares available under our 1999 Stock Incentive Plan to follow the value guidelines and to continue to make grants to other equity plan participants.

        In addition, time-based restricted stock awards that vest approximately two years after grant were made to each of the named executive officers other than Mr. Kimmel. Time-based restricted stock was awarded as a retention device. The awards were also intended to recognize the efforts of our Chief Executive Officer and our other named executive officers in managing the Company effectively during a period marked by difficult economic conditions and lower or, in the case of our Chief Executive Officer, zero annual cash incentive awards.

Employee Benefits

        As a general rule, we do not provide special benefits to senior executives. The named executive officers participate in the same benefit plans, including term life, health and disability insurance, available to all full-time, salaried employees. We offer one retirement plan, a qualified 401(k) plan, to all employees, including the named executive officers.

        In connection with Mr. Card's agreement to resume the role of Chief Financial Officer in March 2007 and in recognition of his additional responsibilities, we adopted a supplemental retirement arrangement for him, which is described under "Employment and Compensation Arrangements" on page 35.

        In December 2007, upon the recommendation of Mr. Card, we adopted a supplemental retirement arrangement for Mr. Dansky. This benefit is described under "Employment and Compensation Arrangements" on page 38.

        Nonqualified Deferred Compensation Plan. Employees with base salaries of $100,000 or more are eligible to participate in our Deferred Compensation Plan. The plan allows them to defer, on a pre-tax basis, with limited cost to us, the receipt of up to 90% of both salary and annual bonus into a savings account. We adopted the plan because it allows executives to save for retirement or other needs on a tax-advantaged basis and because similar benefits are offered by competitors. A summary of the terms of the plan and information concerning the named executive officers' participation in the plan are included in this proxy statement under the caption "2008 Nonqualified Deferred Compensation."

        Perquisites and Other Personal Benefits. We have provided certain perquisites to the named executive officers, as summarized in footnote 4 to the 2008 Summary Compensation Table in this proxy statement. Each of these perquisites is described below:

  Housing Allowance: We rent an apartment in New York City for Mr. Card's use because his primary residence is not within commuting distance from our New York headquarters or our facilities in Bristol. The allowance was a negotiated condition to his retention that went into effect in 2002.

  Tax Gross-Up Payments: We pay a tax gross-up to cover the taxable income attributable to Mr. Card's apartment. This allows him to actually receive the full benefit that we intended to deliver.

In addition, this benefit was a negotiated condition to his retention. We also pay a tax gross-up to cover the taxable income attributable to an allowance for New York City parking charges incurred by Mr. Cohen, as described below.

  Cars and Allowances: We provide a car and driver to Mr. Kimmel because it is a long-standing practice at our Company and recognizes his special contribution to us over time. We also provide car services to Mr. Card in New York City. The remaining named executive officers had a car allowance as a stipend that supplements salary as set forth in footnote 4 to the 2008 Summary Compensation Table on page 28. In addition, we provide an allowance to Mr. Cohen for monthly parking charges he incurs when he works in New York City. Mr. Cohen's primary office is located at the Company's White Plains facility, but he also maintains an office at our New York City footwear showroom.

Employment Agreements

        Each named executive officer has an employment agreement with us. The agreements define the executive's position, stipulate a minimum base salary and provide certain benefits under various termination scenarios. The agreements contain covenants that limit the executive's ability to compete or solicit our employees or customers for defined periods. The covenants also require the executive to keep information confidential. The provisions of the agreements are described in greater detail in this proxy statement under the heading "Employment and Compensation Arrangements."

        On balance, we believe that employment agreements benefit stockholders, because they allow us to compete for executive talent more effectively. Contracts are standard practice in our industry, and we need to be well-positioned to hire new talent and retain our talent over time. We believe that the provisions of our contracts are standard compared to industry norms, including the termination provisions. We also believe that the restrictive covenants are beneficial to us.

        Change in Control. The employment agreements with the named executive officers contain provisions that provide for severance in the event of termination in connection with a change in control (a "double trigger" provision) and for the accelerated vesting of stock options and restricted stock at any change in control.

        The elements of the change in control benefits, including the severance multiples and the accelerated vesting provisions, are consistent with normal market practice. More lucrative benefits, such as severance benefits upon a single trigger, walk-away rights, and excise tax gross-ups, are not provided.

        We believe these benefits help to attract and retain executive talent. Further, in the event of a change in control, these benefits preserve the neutrality of our executives throughout the transaction, enhance the value of the entity to the buyer by keeping the executive team in place, and help focus our executives on the business and stockholder interests, rather than on their individual positions and financial security.

Material Tax and Accounting Implications

        Section 162(m) of the Internal Revenue Code has a $1 million annual tax deduction limit on compensation we pay to the chief executive officer and certain other named executive officers, other than the chief financial officer. This limit does not apply to "performance-based" compensation, as defined by the Internal Revenue Code and related regulations. Where practical, the Committee designs programs so that compensation paid to our named executive officers is fully deductible. The Committee believes, however, that stockholders' interests may be best served by offering compensation that is not fully deductible, where appropriate to attract, retain, and motivate talented officers. Bonuses awarded under the 2007 Executive Annual Cash Incentive Plan are designed to meet the criteria for tax deductibility.

Gains realized by the executives from the exercise of stock options and the vesting of performance-contingent restricted stock granted in 2008 and 2009 are expected to be tax deductible. Value realized from the vesting of time-based restricted stock may not be tax deductible.

Stock Ownership Guidelines for Executives

        In December 2004, the Committee adopted Stock Ownership Guidelines for Executives (the "Guidelines") to ensure that the named executive officers have an ongoing ownership stake in Jones, linking their interests to those of the shareholders and enhancing their commitment to our future. Executives have five years (i.e., until December 2009 for named executive officers serving as such in December 2004 or five years from first becoming a named executive officer, as applicable) to meet the Guidelines. The Guidelines stipulate that the officers beneficially own shares of common stock equal to a multiple of their annual salary. The guidelines are three times base salary for the Chief Executive Officer and one times base salary for all other named executive officers.

        Included in the definition of share ownership are unvested shares of restricted stock and any shares owned outright, including shares acquired upon stock option exercise. Unexercised stock options do not count toward meeting the Guidelines.

        In addition, our policy states that shares acquired by a named executive officer from exercising stock options granted after the effective date of adoption of the Guidelines (net of shares sold to satisfy tax obligations arising from the exercise) must be retained for at least 12 months.

        Certain of the named executive officers are not currently on track to meet their applicable share ownership level under the Guidelines because of the decline in our stock price that has occurred amid the severe deterioration in the equity markets. The Committee will continue to monitor compliance by the named executive officers with the Guidelines and will determine if any adjustments to the Guidelines may be appropriate to accomplish the purpose of the Guidelines described above.

Compensation Committee Report

The Compensation Committee of the Board of Directors hereby reports as follows:

  The Compensation Committee has reviewed and discussed the Company's Compensation Discussion and Analysis ("CD&A") required by Item 402(b) of Regulation S-K with management.

  Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company's Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission.

The Compensation Committee:
Gerald C. Crotty (Chairman)
J. Robert Kerrey
Lowell W. Robinson

        The foregoing report of the Compensation Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

2008 Summary Compensation Table

        The following summary compensation table shows the compensation received for services in all capacities for (i) the years ended December 31, 2008, 2007 and 2006 by Mr. Card and Mr. Kimmel, each of whom is a "named executive officer" for 2008 and also was a "named executive officer" for 2007 and 2006; and (ii) for the years ended December 31, 2008 and 2007 by Mr. McClain, Mr. Cohen and Mr. Dansky, each of whom is a "named executive officer" for 2008 and also was a "named executive officer" for 2007.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)		Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(1)(2)		Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(4)	Total ($)
Wesley R. Card (5) President and Chief Executive Officer	2008 2007 2006	1,600,000 1,336,986 1,100,000	- - 480,000	3,674,121 2,483,827 800,747	(7)	- - -	- - -	(6)	- - -	208,566 199,157 200,081	5,482,687 4,019,970 2,580,828
John T. McClain (8) Chief Financial Officer	2008 2007	550,000 231,507	- 175,000	607,983 148,292		- -	257,813 -		-	21,700 6,250	1,437,496 561,049
Sidney Kimmel Chairman	2008 2007 2006	1,200,000 1,200,000 1,200,000	- - -	- - -		- - -	- - -		- - -	129,225 172,895 155,183	1,329,225 1,372,895 1,355,183
Andrew Cohen Chief Executive Officer - Footwear, Accessories and Retail	2008 2007	1,000,000 941,918	- 82,867	857,371 532,653		- 12,203	320,000 670,465		- -	24,463 80,539	2,201,834 2,320,645
Ira M. Dansky Executive Vice President, General Counsel and Secretary	2008 2007	700,000 699,041	- 300,000	228,713 831,102		- -	218,750 -		- -	21,700 53,024	1,169,163 1,883,167
___________________
(1)	Compensation deferred at the election of the named executive officer is included in the year in which it would otherwise have been reported had it not been deferred.
(2)	Annual bonus and non-equity incentive plan compensation amounts are reported for the year earned and accrued regardless of the timing of the actual payment. See "Compensation Discussion and Analysis - Components of the Executive Compensation Program - Description of Elements and Evaluation Process - Annual Cash Incentives Paid in 2009 for 2008 Performance" in this proxy statement.

(3)	The amounts reflect the dollar amount recognized for financial statement reporting purposes before the effect of estimated forfeitures for the fiscal year ended December 31, 2008, 2007 or 2006, as applicable, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to those years. For assumptions used in the valuation of equity-based awards, see "Summary of Accounting Policies - Restricted Stock" and "Stock Options and Restricted Stock" in Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(4)	The table below provides our incremental cost of the components of All Other Compensation for each of the named executive officers during 2008. We provided a car or car allowance to Messrs. Card, McClain, Cohen and Dansky. We also provided an allowance to Mr. Cohen for parking charges incurred when he worked from our New York City footwear showroom. We provided a car and driver for Mr. Kimmel from January 2008 through September 2008 and provided a car allowance and driver from October 2008 through December 2008. We provided car services for Mr. Card in New York City and rented an apartment in New York City that was used by Mr. Card. We provided Mr. Card with a tax gross-up payment to cover the taxable income attributable to the apartment. We provided Mr. Cohen with a tax gross-up payment to cover the taxable income attributable to the parking allowance. We also provided the named executive officers with certain group life, health, disability and other non-cash benefits generally available to all full-time salaried employees, which are not included in this table, as permitted by SEC rules.

Name	New York Apartment		Car/Parking Lease or Allowance		Car Services	Car and Driver	401(k) Plan Contri- butions(a)	Total All Other Compen- sation
	Cost	Tax Gross-up	Cost	Tax Gross-up
Wesley R. Card	86,474	79,185	22,915	-	10,792	-	9,200	208,566
John T. McClain	-	-	12,500	-	-	-	9,200	21,700
Sidney Kimmel	-	-	6,600	-	-	113,425	9,200	129,225
Andrew Cohen	-	-	14,160	1,103	-	-	9,200	24,463
Ira M. Dansky	-	-	12,500	-	-	-	9,200	21,700

	(a)	The amounts shown in this column represent our contributions on behalf of the named individuals to the Jones Apparel Group, Inc. Retirement Plan, which is our 401(k) defined contribution plan.
(5)	Mr. Card was named our President and Chief Executive Officer on July 12, 2007. He had served as our Chief Operating Officer throughout 2006. He also served as Chief Financial Officer from January 1 through March 7, 2006 and from March 28, 2007 until his appointment as President and Chief Executive Officer.

(6)	Although Mr. Card earned an $810,000 annual cash incentive award for 2008, based on 2008 corporate performance targets, he voluntarily elected not to accept receipt of the cash award in recognition of current business conditions and the impact on associates of the Company.

(7)	Amounts for Mr. Card do not include any expense related to the 50% of his March 6, 2006 restricted stock awards (12,500 shares) that were forfeited, because 2006 corporate performance targets applicable to that portion of the awards were not achieved. These shares were cancelled on February 8, 2007.

(8)	Mr. McClain became our Chief Financial Officer on July 16, 2007.

Grants of Plan-Based Awards in 2008

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Wesley R. Card	02/05/08	720,000	1,440,000	2,160,000	117,493	234,987	234,987	-	-	-	3,600,000
John T. McClain	02/05/08	103,400	412,500	618,750	26,925	53,851	53,851	-	-	-	824,997
Sidney Kimmel	-	-	-	-	-	-	-	-	-	-	-
Andrew Cohen	02/05/08	200,000	800,000	1,200,000	39,164	78,329	78,329	-	-	-	1,200,000
Ira M. Dansky	02/05/08	87,500	350,000	525,000	22,846	45,692	45,692	-	-	-	700,001

(1)	Our named executive officers participate in the 2007 Executive Annual Cash Incentive Plan ("AIP"). Under its provisions, annual incentive awards payable in cash for a particular fiscal year may be granted to executive officers who are deemed likely to be "covered employees" as defined in the AIP and other key employees designated by the Compensation Committee and, in each case, who are approved by the Compensation Committee for participation. The performance factors applicable to awards under the AIP are determined by the Compensation Committee and communicated to each participant by the end of the first quarter of each performance period. Individual awards for any performance period may not exceed $3.0 million. As discussed under "Compensation Discussion and Analysis - Components of the Executive Compensation Program - Description of Elements and Evaluation Process - Annual Cash Incentives Paid in 2009 for 2008 Performance," in the first quarter of 2008, the Compensation Committee established financial performance goals for 2008 cash awards to Mr. Card, Mr. Dansky, Mr. McClain and Mr. Cohen under the AIP. For participants with corporate responsibility, including Mr. Card, Mr. Dansky and Mr. McClain, the goals were based on 2008 operating income and on 2008 operating cash flow. For participants with business unit responsibility, including Mr. Cohen, the award was based on the business unit's 2008 operating contribution margin, as well as the corporate financial metrics described above. In addition, for Mr. McClain, Mr. Cohen and Mr. Dansky, the metrics included performance against individual qualitative goals. See "Compensation Discussion and Analysis -- Components of the Executive Compensation Program - Description of Elements and Evaluation Process - Annual Cash Incentives Paid in 2009 for 2008 Performance." Our performance relative to those goals was assessed in the first quarter of 2009, and the resulting cash awards paid to Mr. McClain, Mr. Cohen and Mr. Dansky are included in the 2008 Summary Compensation Table under "Non-Equity Incentive Plan Compensation." Mr. Card voluntarily elected not to accept receipt of an $810,000 annual cash incentive award he had earned based on corporate performance relative to the 2008 goals, in recognition of current business conditions and the impact on associates of the Company.

(2)	Represents grants of shares of restricted common stock under our 1999 Stock Incentive Plan. During the vesting period, the executives are the beneficial owners of the shares of restricted stock and possess all voting and dividend rights. Dividends are paid on shares of restricted stock at the same rate and at the same time as dividends are paid to all holders of common stock. During 2008, the quarterly dividend rate was $0.14 per share.

(3)	The restricted stock granted was subject to Company financial performance and time-based vesting conditions. 50% of the shares are eligible to vest if we achieve a cumulative operating cash flow target for the period January 1, 2008 through December 31, 2010. For achievement of between 80% and 100% of the target amount, a proportionate number of shares (between 50% and 100%) would be eligible to vest. The remaining 50% are eligible to vest if we achieve a certain cumulative total shareholder return for the period January 1, 2008 through December 31, 2010 as compared to a specified peer group of publicly-traded companies. If our total shareholder return for this period is in the 50th or more percentile rank, all the shares will vest; if the total shareholder return is in the 40th to 49th percentile rank, 75% of these shares will vest; and if the total shareholder return is between the 30th and 39th percentile rank, 50% of these shares will vest. If the financial targets are achieved, the shares eligible for vesting would vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010.

(4)	Based on the closing price of our common stock on the New York Stock Exchange on the date of grant.

Outstanding Equity Awards at December 31, 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Wesley R. Card	75,000 75,000 100,000	- - - -	- - - -	22.625 29.1875 31.26	01/13/10 12/18/10 12/03/11	-		-	298,487	(2)	1,749,134
John T. McClain	-	-	-	-	-	15,000	(3)	87,900	78,851	(4)	462,067
Sidney Kimmel	133,333 266,666 400,000	- - -	- - -	22.625 29.1875 31.26	01/13/10 12/18/10 12/03/11	-		-	-		-
Andrew Cohen	15,198 50,000 10,000	- - -	- - -	31.26 33.00 33.36	12/03/11 08/20/11 12/12/10	29,000	(5)	169,940	93,329	(6)	546,908
Ira M. Dansky	25,000 75,000 100,000 10,000	- - - -	- - - -	22.625 29.1875 31.26 33.36	01/13/10 12/18/10 12/03/11 12/12/10	-		-	69,692	(7)	408,395
(1)	Calculated based on the closing price of our common stock on the New York Stock Exchange on December 31, 2008 ($5.86).
(2)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares vest as follows: 12,500 vested on February 13, 2009; up to 25,500 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2009 based on achievement of a minimum cumulative operating cash flow target for the years 2007 through 2009; up to 25,500 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2009 based on achievement of a relative total shareholder return target for the years 2007 through 2009; up to 117,494 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a minimum cumulative operating cash flow target for the years 2008 through 2010; and up to 117,493 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a relative total shareholder return target for the years 2008 through 2010 (see footnote 3 to the "Grants of Plan-Based Awards in 2008" table).

(3)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares will vest on the second business day immediately following our public announcement of first quarter financial results for 2010.

(4)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares vest as follows: up to 12,500 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2009 based on achievement of a minimum cumulative operating cash flow target for the years 2007 through 2009; up to 12,500 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2009 based on achievement of a relative shareholder return target for the years 2007 through 2009; up to 26,926 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a minimum cumulative operating cash flow target for the years 2008 through 2010; and up to 26,925 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a relative total shareholder return target for the years 2008 through 2010 (see footnote 3 to the "Grants of Plan-Based Awards in 2008" table).

(5)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares vest as follows: 18,000 vested on February 13, 2009; 1,000 will vest on May 27, 2009; and 10,000 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2009.

(6)	Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares vest as follows: up to 7,500 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2009 based on achievement of a minimum cumulative operating cash flow target for the years 2007 through 2009; up to 7,500 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2009 based on achievement of a relative total shareholder return target for the years 2007 through 2009; up to 39,165 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a minimum cumulative operating cash flow target for the years 2008 through 2010; and up to 39,164 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a relative total shareholder return target for the years 2008 through 2010 (see footnote 3 to the "Grants of Plan-Based Awards in 2008" table).

(7)	(7) Subject to accelerated vesting upon the occurrence of certain events, as described under "Employment and Compensation Arrangements" in this proxy statement, these shares vest as follows: 2,500 vested on February 13, 2009; up to 10,750 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2009 based on achievement of a minimum cumulative operating cash flow target for the years 2007 through 2009; up to 10,750 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2009 based on achievement of a relative total shareholder return target for the years 2007 through 2009; up to 22,846 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a minimum cumulative operating cash flow target for the years 2008 through 2010; and up to 22,846 will vest on the second business day immediately following our public announcement of fourth quarter financial results for 2010 based on achievement of a relative total shareholder return target for the years 2008 through 2010 (see footnote 3 to the "Grants of Plan-Based Awards in 2008" table).

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value realized on Vesting ($)(1)
Wesley R. Card	-	-	50,000	772,500
John T. McClain	-	-	-	-
Sidney Kimmel	-	-	-	-
Andrew Cohen	-	-	9,000	139,660
Ira M. Dansky	-	-	10,000	154,500
(1)	Calculated based on the price of our common stock on the New York Stock Exchange on the vesting date.

2008 Nonqualified Deferred Compensation

        The following table sets forth information relating to the Jones Apparel Group, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"). No named executive officers elected to defer 2008 compensation under the Deferred Compensation Plan. Mr. Cohen deferred compensation under the Deferred Compensation Plan prior to becoming a named executive officer.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Wesley R. Card	-	-	-	-	-
John T. McClain	-	-	-	-	-
Sidney Kimmel	-	-	-	-	-
Andrew Cohen	-	-	(37,947)	-	105,063
Ira M. Dansky	-	-	-	-	-

        The Deferred Compensation Plan allows a select group of management or highly compensated employees who are designated by the committee that administers the plan to defer, on a pre-tax basis, receipt of up to 90% of salary and up to 90% of annual bonus, in an account which is credited with a rate of return based on hypothetical investment options selected by the participant from an extensive menu under the plan. The committee has designated employees earning a base salary of $100,000 or more, including the named executive officers, as eligible to participate in the plan. Participant deferrals and related earnings are fully vested upon contribution. However, the plan is not funded; account balances are simply bookkeeping entries that record our unsecured contractual commitment to pay the amounts due under the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. The assets of the rabbi trust are available to our general creditors in the event of our insolvency.

        Investment selections may be changed by the participant on a daily basis. The Deferred Compensation Plan does not provide above-market or preferential earnings. The investment crediting options and their one-year rates of return as of December 31, 2008 are as follows:

Fund Offering		Investment Classification	1-Year Annualized Average %
1.	AllianceBernstein International Value	International Value	-53.54
2.	AllianceBernstein Value	Large Value	-41.88
3.	American Funds EuroPacific Growth	International Growth	-40.71
4.	American Funds Growth Fund of America	Large Growth	-39.24
5.	BlackRock S&P 500 Index	Market Index	-37.20
6.	BlackRock Small Cap Growth Equity	Small Growth	-40.08
7.	Columbia Acorn	Mid Growth	-38.72
8.	Goldman Sachs Small Cap Value	Small Value	-27.22
9.	JP Morgan Mid Cap Value	Mid-Cap Value	-33.24
10.	LASSO(R) Long and Short Strategic Opportunities	Absolute Return	-16.52
11.	Merrill Lynch Retirement Reserves	Money Market	2.77
12.	PIMCO Real Return	Inflation - Linked Bond	-6.82
13.	PIMCO Total Return	Intermediate Term Bond	4.38

        New deferral elections may only be made during each annual enrollment period and are effective on January 1 of the subsequent year. Deferral elections remain in effect throughout the year and cannot be discontinued.

        Amounts deferred under the plan are not subject to income tax until actually paid to the participant. Distributions of account balances are generally paid following the participant's retirement or termination of employment with us. However, the plan does have provisions for scheduled "in-service" distributions and also allows for hardship withdrawals upon the approval of the committee that administers the plan. Account balances of at least $50,000 for participants who terminate employment after attaining age 50 and completing at least ten years of service are paid, pursuant to the participant's election, either in a lump sum or in scheduled quarterly or annual installments during up to a maximum period of 15 years. All other distributions are made in lump sum payments. Distributions to specified "key employees" as defined by Internal Revenue Service regulations, including the named executive officers, may not be made earlier than six months after termination of employment.

Employment and Compensation Arrangements

        Effective July 1, 2000, we entered into employment agreements with each of Sidney Kimmel, Wesley R. Card and Ira M. Dansky. Each agreement had an initial term of three years. Each agreement provides for automatic 12-month extensions unless either party gives notice no later than June 30 of the year preceding the final year of the applicable term that the agreement will not be extended. If the agreement is so extended, the extended term begins on July 1 of the applicable year and ends 36 months later. The current term of our agreements with Mr. Kimmel, Mr. Card and Mr. Dansky expires on June 30, 2011.

        Effective July 16, 2007, we entered into an employment agreement with Mr. McClain. The term of Mr. McClain's agreement expires on June 30, 2010, and we have an option to renew it for an additional 12-month period.

        Effective July 15, 2001, we entered into an employment agreement with Mr. Cohen. The term of Mr. Cohen's agreement expires on February 28, 2011.

        Our employment agreements with Mr. Kimmel, Mr. Card, Mr. Dansky, Mr. McClain and Mr. Cohen have been amended on various dates. Their employment agreements, as amended to date, are summarized below.

        Wesley R. Card. Mr. Card's agreement provides that he will serve as our President and Chief Executive Officer. His annual salary will not be less than $1,600,000, and he is entitled to receive annual bonuses in accordance with the 2007 Executive Annual Cash Incentive Plan. The agreement also provides for annual grants, at the discretion of the Compensation Committee, of stock options and/or restricted stock in an amount (plus or minus 25%) equal to 150% of Mr. Card's salary. The exercise price of the options will be the fair market value of the common stock on the date of grant. Options or restricted stock will vest ratably over three-year periods, with such other vesting provisions as the Compensation Committee may determine, or in such other amount and on such other terms as the Compensation Committee may determine.

        If we terminate Mr. Card's employment for "cause" or if he resigns without "good reason," Mr. Card will receive only his unpaid salary through the date of termination or resignation. If Mr. Card's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) a target bonus (based on 100% of his annual salary at the time of termination) prorated through the date of termination. If we terminate Mr. Card's employment without "cause" (as defined) or Mr. Card resigns for "good reason" (as defined) and no "change in control" (as defined) has occurred, we will pay or provide to him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) for each month during the remainder of the term of his agreement, his monthly salary at the time of termination and 1/12 of his target bonus, together with continued benefits and (iv) reimbursement for up to $10,000 of executive outplacement services. If we terminate Mr. Card's employment without "cause" or Mr. Card resigns for "good reason" following a "change in control," we will pay him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) a lump sum equal to three times 200% of his annual salary at the time of termination, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

        Mr. Card's agreement provides that if (1) he remains employed by us through December 31, 2009 and his employment terminates thereafter for any reason, (2) prior to December 31, 2009, his employment terminates due to death or disability or is terminated by us without "cause" or by him for "good reason," or (3) on or after January 1, 2008, he provides to our Board of Directors at least six months' written notice of his retirement and the Board consents to his retirement, which consent shall not be unreasonably withheld or delayed, then we will (i) pay him (or his estate, as applicable) an annual retirement benefit of $500,000, payable in monthly installments, for a period of five years following the date of termination and (ii) provide continued medical and dental coverage for Mr. Card and his spouse for their respective lives, provided that our annual cost of providing that coverage does not exceed $7,500 (which amount increases annually by 10% beginning in 2008). The annual retirement benefit and continued insurance coverage are in addition to any other payments and benefits to which Mr. Card may be entitled under other provisions of the employment agreement.

        The agreement also provides for vesting of all previously unvested options and lapse of all restrictions on shares of restricted stock held by Mr. Card upon (i) termination of Mr. Card's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Card for "good reason" or (iv) if we terminate his employment without "cause." In the case of termination due to "retirement," "disability," "change in control," "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Mr. Card's estate or representative for a three-year period after the date of death.

        Mr. Card's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making the payments due to him (as described above). Mr. Card is prohibited from recruiting or hiring our employees during the period ending two years after the severance period and is prohibited from disparaging Jones for the longer of the non-competition period, the non-solicitation period or a period of three years following the termination date. The agreement also restricts him from disclosing confidential information of Jones and requires that he disclose and assign to Jones any trademarks or inventions developed by him which relate to his employment by Jones or to Jones' business. If Mr. Card breaches any of the restrictions and covenants described above following termination of employment, Jones' severance payments to him will immediately cease.

        John T. McClain. Mr. McClain's agreement provides that he will serve as our Chief Financial Officer. His annual salary will not be less than $500,000, and he is entitled to receive annual bonuses in accordance with the 2007 Executive Annual Cash Incentive Plan. His agreement also provides for annual grants, at the discretion of the Compensation Committee of the Board of Directors, of restricted stock and/or stock options, in such amounts and subject to such terms and conditions as determined by the Compensation Committee.

        If we terminate Mr. McClain's employment for "cause" (as defined) or if he resigns without "good reason" (as defined), Mr. McClain will receive only his unpaid salary through the date of termination or resignation. If Mr. McClain's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) his target bonus (based on 75% of his annual salary at the time of termination), prorated through the date of termination. If we terminate Mr. McClain's employment without "cause" or Mr. McClain resigns for "good reason" and no "change in control" (as defined) has occurred, he will receive (i) any unpaid salary through the date of termination, (ii) the target bonus at the time of termination, prorated through the date of termination, (iii) for each month during the remainder of the term of the agreement, his monthly salary at the time of termination plus 1/12 of the target bonus, (iv) continued health insurance, life insurance and retirement benefits for the remainder of the term of the agreement and (v) reimbursement for up to $10,000 of executive outplacement services. In no event, including at the expiration of the agreement, shall he receive less than six months of such salary or benefits.

        If we terminate Mr. McClain's employment without "cause" or Mr. McClain resigns for "good reason" following a "change in control," he will receive (i) any unpaid salary through the date of termination, (ii) the target bonus, prorated through the date of termination, (iii) a lump sum equal to three times 200% of Mr. McClain's annual salary at the time of termination, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his continued health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

        The agreement also provides for vesting of all previously unvested options and restricted stock upon (i) termination of Mr. McClain's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) resignation by Mr. McClain for "good reason" or (iv) termination by us without "cause." In the case of "retirement," "disability" or "change in control," the accelerated options are exercisable during the remaining original option term (or, if shorter, for three years following death).

        Mr. McClain's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making the payments due to him (as described above). Mr. McClain is prohibited from recruiting or hiring our employees during the period ending two years after the severance period and is prohibited from disparaging Jones for the longer of the non-competition period or a period of three years following the termination date. The agreement also restricts him from disclosing confidential information of Jones and requires that he disclose and assign to Jones any trademarks or inventions developed by him which relate to his employment by Jones or to Jones' business.

        Sidney Kimmel. Mr. Kimmel's agreement provides that he will serve as our Chairman and Chief Executive Officer. His annual salary will not be less than $1,100,000, and he is entitled to receive annual bonuses in accordance with the 2007 Executive Annual Cash Incentive Plan. The agreement also provides for annual grants, at the discretion of the Compensation Committee, of stock options in an amount (plus or minus 25%) equal to 400% of Mr. Kimmel's salary and at an exercise price of the fair market value of the common stock on the date of grant, vesting ratably over three-year periods, or in such other amount and on such other terms as the Compensation Committee may determine. Mr. Kimmel retired as our Chief Executive Officer as of May 22, 2002. He continues to serve as Chairman of our Board of Directors.

        If we terminate Mr. Kimmel's employment for "cause" or if he resigns without "good reason," Mr. Kimmel will receive only his unpaid salary through the date of termination or resignation. If Mr. Kimmel's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) a target bonus (based on 100% of his annual salary at the time of termination) prorated through the date of termination. If we terminate Mr. Kimmel's employment without "cause" (as defined) or Mr. Kimmel resigns for "good reason" (as defined) and no "change in control" (as defined) has occurred, we will pay or provide to him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) for each month during the remainder of the term of his agreement, his monthly salary at the time of termination and 1/12 of his target bonus, together with continued benefits, and (iv) reimbursement for up to $10,000 of executive outplacement services. If we terminate Mr. Kimmel's employment without "cause" or Mr. Kimmel resigns for "good reason" following a "change in control," we will pay him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) a lump sum equal to three times the sum of his annual salary at the time of termination plus his target bonus, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

        The agreement also provides for vesting of all previously unvested options upon (i) termination of Mr. Kimmel's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Kimmel for "good reason" or (iv) if we terminate his employment without "cause." In the case of termination due to "retirement," "disability," "change in control," "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Mr. Kimmel's estate or representative for a three-year period after the date of death.

        Mr. Kimmel's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making the payments due to him (as described above). Mr. Kimmel is prohibited from recruiting or hiring our employees during the period ending two years after the severance period and is prohibited from disparaging Jones for the longer of the non-competition period, the non-solicitation period or a period of three years following the termination date. The agreement also restricts him from disclosing confidential information of Jones and requires that he disclose and assign to Jones any trademarks or inventions developed by him which relate to his employment by Jones or to Jones' business. If Mr. Kimmel breaches any of the restrictions and covenants described above following termination of employment, Jones' severance payments to him will immediately cease.

        Andrew Cohen. Mr. Cohen's agreement provides that he will serve as our Chief Executive Officer - Wholesale Footwear and Accessories. His annual salary will be not less than $1,000,000. He is entitled to receive a monthly car allowance of $1,000 and annual bonuses in accordance with the 2007 Executive Annual Cash Incentive Plan.

        If we terminate Mr. Cohen's employment for "cause" (as defined) or if he resigns without "good reason" (as defined), Mr. Cohen will receive only his unpaid salary through the date of termination or resignation. If Mr. Cohen's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, an additional six months of salary and his target bonus (as established by the Board of Directors under the 2007 Executive Annual Cash Incentive Plan for the calendar year in which Mr. Cohen dies or becomes disabled), prorated through the date of termination. If we terminate Mr. Cohen's employment without "cause" or Mr. Cohen resigns for "good reason" and no "change in control" (as defined) has occurred, he will receive (i) the salary payable to him through the balance of the term of the agreement or for a period of 12 months, whichever is longer and (ii) continued participation in our medical and dental insurance plans for the remainder of the term of the agreement.

        If we terminate Mr. Cohen's employment without "cause" or Mr. Cohen resigns for "good reason" following a "change in control," he will receive a lump sum payment equal to three times his annual salary at the time of termination.

        The agreement also provides for vesting of all previously unvested options and restricted stock upon (i) termination of Mr. Cohen's employment due to a "change in control," (ii) resignation by Mr. Cohen for "good reason" or (iii) termination by us without "cause." The accelerated options are exercisable during the remaining original option term.

        Mr. Cohen's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making the payments due to him (as described above). Mr. Cohen is prohibited from (i) recruiting or hiring our employees during the period ending two years after the severance period, (ii) interfering with our relationships with customers, suppliers and distributors during the period ending two years after the termination date and (iii) disparaging Jones during the period ending three years after the termination date. The agreement also restricts him from disclosing confidential information of Jones and requires that he disclose and assign to Jones any designs, inventions or other intellectual property developed by him which relate to his employment by Jones or to Jones' business.

        Ira M. Dansky. Mr. Dansky's agreement provides that he will serve as our Executive Vice President, General Counsel and Secretary. His annual salary will not be less than $500,000, and he is entitled to receive annual bonuses in accordance with the Executive Annual Incentive Plan. The agreement also provides for annual grants, at the discretion of the Compensation Committee, of stock options and/or restricted stock in an amount (plus or minus 25%) equal to 80% of Mr. Dansky's salary and at an exercise price of the fair market value of the common stock on the date of grant, vesting ratably over three-year periods, or in such other amount and on such other terms as the Compensation Committee may determine.

        If we terminate Mr. Dansky's employment for "cause" or if he resigns without "good reason," Mr. Dansky will receive only his unpaid salary through the date of termination or resignation. If Mr. Dansky's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) a target bonus (based on 75% of his annual salary at the time of termination) prorated through the date of termination. If we terminate Mr. Dansky's employment without "cause" (as defined) or Mr. Dansky resigns for "good reason" (as defined) and no "change in control" (as defined) has occurred, we will pay or provide to him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) for each month during the remainder of the term of his agreement, his monthly salary at the time of termination and 1/12 of his target bonus, together with continued benefits and (iv) reimbursement for up to $10,000 of executive outplacement services. If we terminate Mr. Dansky's employment without "cause" or Mr. Dansky resigns for "good reason" following a "change in control," we will pay him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) a lump sum equal to three times 200% of his annual salary at the time of termination, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

        Mr. Dansky's agreement provides that if (1) he remains employed by us through June 30, 2010 and his employment terminates thereafter for any reason, (2) prior to June 30, 2010, his employment terminates due to death or disability or is terminated by us without "cause" or by him for "good reason," or (3) on or after June 30, 2009, he provides to our Board of Directors at least six months' written notice of his retirement and the Board consents to his retirement, which consent shall not be unreasonably withheld or delayed, then we will (i) pay him (or his estate, as applicable) an annual retirement benefit of $200,000, payable in monthly installments, for a period of five years following the date of termination and (ii) provide continued medical and dental coverage for Mr. Dansky and his spouse for their respective lives, provided that our annual cost of providing that coverage does not exceed $7,500 (which amount increases annually by 10% beginning in 2008). The annual retirement benefit and continued insurance coverage are in addition to any other payments and benefits to which Mr. Dansky may be entitled under other provisions of the employment agreement.

        The agreement also provides for vesting of all previously unvested options and lapse of all restrictions on shares of restricted stock held by Mr. Dansky upon (i) termination of Mr. Dansky's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Dansky for "good reason" or (iv) if we terminate his employment without "cause." In the case of termination due to "retirement," "disability," "change in control," "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Mr. Dansky's estate or representative for a three-year period after the date of death.

        Mr. Dansky's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making payments to him (as described above). Mr. Dansky is also prohibited from recruiting or hiring our employees during the period ending two years after the severance period and is prohibited from disparaging Jones for the longer of the non-competition period or a period of three years following the termination date. The agreement also restricts him from disclosing confidential information of Jones and requires that he disclose and assign to Jones any trademarks or inventions developed by him which relate to his employment by Jones or to Jones' business.

        We have provided certain perquisites to the named executive officers, as summarized in footnote 4 to the 2008 Summary Compensation Table. In addition, each of those executives is eligible to receive all perquisites that are made available to our senior executives, which include participation in the Jones Apparel Group, Inc. Deferred Compensation Plan.

        We also provide other benefits, such as medical, dental and life insurance, to the named executive officers on the same terms and conditions as those provided generally to our other full-time, salaried employees.

Potential Payments and Benefits Upon Termination of Employment

        This section outlines estimated payments and other benefits that would have been received by each named executive officer employed by us as of December 31, 2008 (the last business day of 2008), or his estate, under existing agreements, plans and arrangements, if the named executive officer's employment had terminated on December 31, 2008 under the following circumstances:

  voluntary termination by the named executive officer,
  termination by us for cause,
  termination by us without cause or by the named executive officer with good reason, termination by us without cause or by the named executive officer with good reason following a change in control, termination at normal retirement,
  termination as a result of disability or
  termination as a result of death.

        The terms "cause," "good reason" and "change in control" have complex definitions under our employment agreements and compensation and benefit plans. A termination of employment for "cause" generally requires misconduct by the executive. In general, an executive's resignation is for "good reason" if it results either from the Company's material breach of its contractual obligations to the executive, including failure to timely pay the executive's compensation, or from the executive having: (i) his or her base salary reduced (or, in the case of executives with business unit responsibility, materially reduced); (ii) his or her authority or responsibilities materially reduced (or, in the case of executives with corporate responsibility, his or her title, status or reporting responsibilities reduced); (iii) his or her office moved by more than 30 miles (or, in the case of executives with business unit responsibility, by more than 50 miles); or (iv) his or her participation in a Company benefit or compensation plan discontinued without the opportunity to participate in a comparable substitute plan or arrangement, unless he or she is treated in the same manner as other similarly situated participants in the discontinued plan. In general, a "change in control" occurs if: (i) a person or company acquires 20% or more of our outstanding common stock; (ii) a majority of our directors is replaced during any two-year period; or (iii) Jones is not the surviving company after any merger or similar transaction with another company.

        Employment Agreements. The named executive officers have employment agreements with us, as described under the heading "Employment and Compensation Arrangements" in this proxy statement. They had the following number of months remaining as of December 31, 2008 in the then-current terms of their employment agreements: 30 months for Mr. Card, 18 months for Mr. McClain, 30 months for Mr. Kimmel, 26 months for Mr. Cohen and 30 months for Mr. Dansky.

        The employment agreements with Mr. Card, Mr. McClain, Mr. Kimmel and Mr. Dansky provide that the severance payments shown on the following tables would immediately cease if the executive were to breach his obligations under the ownership of intellectual property, confidentiality, non-competition, non-solicitation or non-disparagement covenants described under the heading "Employment and Compensation Arrangements" in this proxy statement.

        We do not make excise tax gross-up payments in connection with severance payments to the named executive officers. Our employment agreements with each of them provide that if total payments under the terms of the agreement are or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then the total payments will be reduced (but not below zero) to the extent that a reduction would result in the executive retaining a larger amount on an after-tax basis. We would effect the reduction by first reducing or eliminating the portion of total payments which are not payable in cash and then by reducing or eliminating cash payments.

        Company Plans and Policies. The following tables and discussion do not include payments and benefits generally available to all of our full-time, salaried employees upon termination of employment, including distribution of account balances under the terms and conditions of our Jones Apparel Group, Inc. Retirement Plan (401(k) Plan) for participating employees, payment for accrued but unused vacation, continuation of medical and dental benefits through the last day of the month in which termination occurs, and payment of benefits upon death or disability. The following tables also omit payment of account balances following termination of employment to participants in certain benefit plans discussed elsewhere in this proxy statement. For information concerning account balances and accumulated benefits for the named executive officers participating in the Jones Apparel Group, Inc. Deferred Compensation Plan, see the 2008 Nonqualified Deferred Compensation table in this proxy statement.

        We provide a group life insurance benefit to employees of 166% of base annual salary to a maximum benefit of $300,000 (which is doubled in the event of accidental death and is reduced by one-third upon the employee's attainment of each of age 70 and age 75). We also provide long-term disability coverage to employees for up to 60% of monthly salary (assuming continued disability) with a limit of $4,000 per month. Employees have the option to purchase additional long-term disability coverage for up to 60% of monthly salary or $11,000 per month, with a $15,000 total monthly benefit limit. Long-term disability benefits are paid as follows:

Age when period of disability starts	Disability benefit payment period
Before age 60 Ages 60 through 64 Ages 65 through 67 Ages 68 and over	Benefits paid until age 65 Benefits paid for 60 months Benefits paid until age 70 Benefits paid for 24 months

2008 Estimated Termination Payments and Benefits
Payments and benefits	Voluntary termination by named executive officer	Termination by us for cause	Termination by us without cause or by the named executive officer with good reason		Termination by us without cause or by the named executive officer with good reason following a change in control		Normal retirement		Termination due to Disability		Termination due to Death
WESLEY R. CARD
Aggregate monthly cash payments	$ -	$ -	$10,500,000	(1)	$2,500,000	(2)	$ 2,500,000	(2)	$3,300,000	(3)	$3,300,000	(3)
Lump sum cash payment	-	-	1,600,000	(4)	11,200,000	(5)	-		1,600,000	(4)	1,600,000	(4)
Health and welfare benefits continuation	-	-	225,342	(6)	159,499	(7)	159,499	(7)	225,342	(6)	225,342	(6)
Lump sum cost of insurance and retirement benefits	-	-	-		27,813	(8)	-		-		-
Value of accelerated stock options (9)	-	-	-		-		-		-		-
Value of accelerated restricted stock (10)	-	-	1,749,134		1,749,134		1,749,134		1,749,134		1,749,134
Executive outplacement services (11)	-	-	10,000		10,000		-		-		-
TOTAL:	$ -	$ -	$14,084,476		$15,646,446		$4,408,633		$6,874,476		$6,874,476
(1)	Represents aggregate payments of (i) monthly salary plus monthly bonus (1/12 of target bonus (last annual salary)) through June 30, 2011 plus (ii) aggregate monthly cash payments totaling $500,000 per year through December 31, 2013.
(2)	Represents aggregate monthly payments totaling $500,000 per year through December 31, 2013.
(3)	Represents (i) six months of salary plus (ii) aggregate monthly payments totaling $500,000 per year through December 31, 2013.
(4)	Represents target bonus (last annual salary).
(5)	Represents target bonus (last annual salary) plus three times 200% of annual salary.
(6)	Represents the present value at December 31, 2008 of health and dental insurance for Mr. Card and his wife for life, assuming a life expectancy of 80 and 84 years, respectively, a discount rate of 6.81%, an annual cost to us of $9,075 and a growth rate of 10% per year for premiums. Also includes the present value of (x) life insurance for Mr. Card under our group policies through June 30, 2011, (y) our continued contributions to the Jones Apparel Group, Inc. Retirement Plan with an assumed maximum amount of $9,800 annually through June 30, 2011, and (z) approximately $38,030 to provide equivalent long-term disability coverage with a total monthly benefit of $15,000 through age 65.
(7)	Represents the present value at December 31, 2008 of health and dental insurance for Mr. Card and his wife from December 31, 2008 for life, assuming a life expectancy of 80 and 84 years, respectively, a discount rate of 6.81%, an annual cost to us of $9,075 and a growth rate of 10% per year for premiums.

(8)	Represents the present value at December 31, 2008 of our cost of continued life insurance and our continued contributions to the Jones Apparel Group, Inc. Retirement Plan for Mr. Card during the period from December 31, 2008 through June 30, 2011.
(9)	Mr. Card's stock options were fully vested as of December 31, 2008.
(10)	Represents value of unvested restricted stock subject to accelerated vesting. Calculated based on the closing price of our common stock on the New York Stock Exchange on December 31, 2008 ($5.86).
(11)	Assumes that we reimburse Mr. Card for the maximum reimbursable amount ($10,000) under his employment agreement.

Payments and benefits	Voluntary termination by named executive officer	Termination by us for cause	Termination by us without cause or by the named executive officer with good reason		Termination by us without cause or by the named executive officer with good reason following a change in control		Normal retirement	Termination due to Disability		Termination due to Death
JOHN T. McCLAIN
Aggregate monthly cash payments	$ -	$ -	$1,443,750	(1)	$ -		$ -	$275,000	(2)	$275,000	(2)
Lump sum cash payment	-	-	412,500	(3)	3,712,500	(4)	-	412,500	(3)	412,500	(3)
Health and welfare benefits continuation	-	-	61,549	(5)	-		-	-		-
Lump sum cost of insurance and retirement benefits	-	-	-		48,542	(6)	-	-		-
Value of accelerated stock options	-	-	-		-		-	-		-
Value of accelerated restricted stock (7)	-	-	549,967		549,967		549,967	549,967		549,967
Executive outplacement services (8)	-	-	10,000		10,000		-	-		-
TOTAL:	$ -	$ -	$2,477,766		$4,321,009		$549,967	$1,237,467		$1,237,467
(1)	Represents aggregate payments of (i) monthly salary plus monthly bonus (1/12 of target bonus (75% of last annual salary)) through June 30, 2010.
(2)	Represents six months of salary.
(3)	Represents target bonus (75% of last annual salary).
(4)	Represents target bonus (75% of last annual salary) plus three times 200% of annual salary.
(5)	Includes the present value of (x) life and health insurance for Mr. McClain under our group policies through June 30, 2010, assuming a discount rate of 6.81% and a growth rate of 8% per year for health insurance premiums, (y) our continued contributions to the Jones Apparel Group, Inc. Retirement Plan with an assumed maximum amount of $9,800 annually through June 30, 2010, and (z) approximately $13,007 to provide equivalent long-term disability coverage with a total monthly benefit of $15,000 through age 65.
(6)	Represents the present value of our cost of continued life and health insurance and our continued contributions to the Jones Apparel Group, Inc. Retirement Plan for Mr. McClain during the period from December 31, 2008 through June 30, 2010.
(7)	Represents value of unvested restricted stock subject to accelerated vesting. Calculated based on the closing price of our common stock on the New York Stock Exchange on December 31, 2008 ($5.86).
(8)	Assumes that we reimburse Mr. McClain for the maximum reimbursable amount ($10,000) under his employment agreement.

Payments and benefits	Voluntary termination by named executive officer	Termination by us for cause	Termination by us without cause or by the named executive officer with good reason		Termination by us without cause or by the named executive officer with good reason following a change in control		Normal retirement	Termination due to Disability		Termination due to Death
SIDNEY KIMMEL
Aggregate monthly cash payments	$ -	$ -	$6,000,000	(1)	$ -		$ -	$600,000	(2)	$600,000	(2)
Lump sum cash payment	-	-	1,200,000	(3)	8,400,000	(4)	-	1,200,000	(3)	1,200,000	(3)
Health and welfare benefits continuation	-	-	146,912	(5)	-		-	-		-
Lump sum cost of insurance and retirement benefits	-	-	-		52,539	(6)	-	-		-
Value of accelerated stock options (7)	-	-	-		-		-	-		-
Value of accelerated restricted stock	-	-	-		-		-	-		-
Executive outplacement services (8)	-	-	10,000		10,000		-	-		-
TOTAL:	$ -	$ -	$7,356,912		$8,462,539		$ -	$1,800,000		$1,800,000
(1)	Represents aggregate payments of monthly salary plus monthly bonus (1/12 of target bonus (last annual salary)) through June 30, 2011.
(2)	Represents six months of salary.
(3)	Represents target bonus (last annual salary).
(4)	Represents (i) target bonus (last annual salary) plus (ii) three times annual salary plus (iii) three times target bonus.
(5)	Includes the present value of (x) life and health insurance for Mr. Kimmel under our group policies through June 30, 2011, assuming a discount rate of 6.81% and a growth rate of 8% per year for health insurance premiums, (y) our continued contributions to the Jones Apparel Group, Inc. Retirement Plan with an assumed maximum amount of $9,800 annually through June 30, 2011, and (z) approximately $94,373 to provide equivalent long-term disability coverage with a total monthly benefit of $4,000 for a 24-month period.
(6)	Represents the present value of our cost of continued life and health insurance and our continued contributions to the Jones Apparel Group, Inc. Retirement Plan for Mr. Kimmel during the period from December 31, 2008 through June 30, 2011.
(7)	Mr. Kimmel's stock options were fully vested as of December 31, 2008.
(8)	Assumes that we reimburse the executive for the maximum reimbursable amount ($10,000) under the executive's employment agreement.

Payments and benefits	Voluntary termination by named executive officer	Termination by us for cause	Termination by us without cause or by the named executive officer with good reason		Termination by us without cause or by the named executive officer with good reason following a change in control		Normal retirement	Termination due to Disability		Termination due to Death
ANDREW COHEN
Aggregate monthly cash payments	$ -	$ -	$2,166,667	(1)	$ -		$ -	$500,000	(2)	$500,000	(2)
Lump sum cash payment	-	-	-		3,000,000	(3)	-	800,000	(4)	800,000	(4)
Health and welfare benefits continuation	-	-	29,751	(5)	-		-	-		-
Lump sum cost of insurance and retirement benefits	-	-	-		-		-	-		-
Value of accelerated stock options (6)	-	-	-		-		-	-		-
Value of accelerated restricted stock (7)	-	-	716,848		716,848		716,848	716,848		716,848
Executive outplacement services	-	-	-		-		-	-		-
TOTAL:	$ -	$ -	$2,913,266		$3,716,848		$716,848	$2,016,848		$2,016,848
(1)	Represents aggregate payments of monthly salary through February 28, 2011. Severance payments are reduced by the amount, if any, of other compensation or income earned or received by Mr. Cohen from subsequent employment during that period.
(2)	Represents six months of salary.
(3)	Represents three times annual base salary.
(4)	Represents target bonus for 2008 (80% of last annual salary).
(5)	Represents the present value at December 31, 2008 of health and dental insurance for Mr. Cohen for the remainder of the term of his agreement, assuming a discount rate of 6.81% and a growth rate of 8% per year for insurance premiums, and assumes no comparable coverage during that term with a subsequent employer.
(6)	The exercise price of Mr. Cohen's 2,000 unvested stock options is higher than the closing price of our common stock on the New York Stock Exchange on December 31, 2008 ($5.86).
(7)	Represents value of unvested restricted stock subject to accelerated vesting. Calculated based on the closing price of our common stock on the New York Stock Exchange on December 31, 2008 ($5.86).

Payments and benefits	Voluntary termination by named executive officer	Termination by us for cause	Termination by us without cause or by the named executive officer with good reason		Termination by us without cause or by the named executive officer with good reason following a change in control		Normal retirement		Termination due to Disability		Termination due to Death
IRA M. DANSKY
Aggregate monthly cash payments	$ -	$ -	$4,062,500	(1)	$1,000,000	(2)	$ -	(3)	$1,350,000	(4)	$1,350,000	(4)
Lump sum cash payment	-	-	525,000	(5)	4,725,000	(6)	-		525,000	(5)	525,000	(5)
Health and welfare benefits continuation	-	-	215,570	(7)	152,241	(8)	-	(3)	215,570	(7)	215,570	(7)
Lump sum cost of insurance and retirement benefits	-	-	-		28,234	(9)	-		-		-
Value of accelerated stock options (10)	-	-	-		-		-		-		-
Value of accelerated restricted stock (11)	-	-	408,395		408,395		408,395		408,395		408,395
Executive outplacement services (12)	-	-	10,000		10,000		-		-		-
TOTAL:	$ -	$ -	$5,221,465		$6,323,870		$408,395		$2,498,965		$2,498,965
(1)	Represents aggregate payments of (i) monthly salary plus monthly bonus (1/12 of target bonus (75% of last annual salary)) through June 30, 2011 plus (ii) aggregate monthly cash payments totaling $200,000 per year through December 31, 2013.
(2)	Represents aggregate monthly cash payments totaling $200,000 per year through December 31, 2013.
(3)	Mr. Dansky is not entitled to the retirement payments and benefits provided under his employment agreement except with respect to retirement on or after June 30, 2009 with at least six months' prior written notice of his retirement to our Board of Directors and the consent of the Board to his retirement.
(4)	Represents (i) six months of salary plus (ii) aggregate annual cash payments totaling $200,000 per year through December 31, 2013.
(5)	Represents target bonus (75% of last annual salary).
(6)	Represents target bonus (75% of last annual salary) plus three times 200% of annual salary.
(7)	Represents the present value at December 31, 2008 of health and dental insurance for Mr. Dansky and his wife for life, assuming a life expectancy of 80 and 84 years, respectively, a discount rate of 6.81%, an annual cost to us of $9,075 and a growth rate of 10% per year for premiums. Also includes the present value of (x) life insurance for Mr. Dansky under our group policies through June 30, 2011, assuming a discount rate of 6.81%, (y) our continued contributions to the Jones Apparel Group, Inc. Retirement Plan with an assumed maximum amount of $9,800 annually through June 30, 2011 and (z) approximately $35,095 to provide equivalent long-term disability coverage with a total monthly benefit of $15,000 through age 65.
(8)	Represents the present value at December 31, 2008 of health and dental insurance for Mr. Dansky and his wife from December 31, 2008 for life, assuming a life expectancy of 80 and 84 years, respectively, a discount rate of 6.81%, an annual cost to us of $9,075 and a growth rate of 10% per year for premiums.
(9)	Represents the present value of our cost of continued life insurance and our continued contributions to the Jones Apparel Group, Inc. Retirement Plan for Mr. Dansky during the period from December 31, 2008 through June 30, 2011.
(10)	Mr. Dansky's stock options were fully vested as of December 31, 2008.
(11)	Represents value of unvested restricted stock subject to accelerated vesting. Calculated based on the closing price of our common stock on the New York Stock Exchange on December 31, 2008 ($5.86).
(12)	Assumes that we reimburse Mr. Dansky for the maximum reimbursable amount ($10,000) under his employment agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC and the New York Stock Exchange, and to furnish us with copies of, reports of ownership and changes in ownership of our common stock. Based on a review of our records and written representations of our directors and executive officers, all Section 16(a) reports for 2008 were filed on a timely basis.

Item 2. Proposal to Ratify the Selection of Independent Registered Public Accountants

        BDO Seidman, LLP served as our independent registered public accountants during 2008 and has been selected, subject to ratification by our stockholders at the annual meeting, to serve as our independent registered public accountants for 2009. BDO Seidman, LLP (or its predecessor firms) has audited our financial statements since 1975. A representative of BDO Seidman, LLP will be present at the annual meeting, with an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

        If the selection of BDO Seidman, LLP is not ratified, or if before the next annual meeting of our stockholders it declines to act or otherwise becomes incapable of acting, or if its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent registered public accountants whose engagement for any period after the next annual meeting will be subject to stockholder approval at that meeting.

Item 3.  Proposal to Approve the 2009 Long Term Incentive Plan

        Our stockholders are being asked to approve adoption of the Jones Apparel Group, Inc. 2009 Long Term Incentive Plan (the "Plan"). Our Board of Directors approved and adopted the Plan on March 26, 2009, subject to stockholder approval. If approved by stockholders, the Plan will replace the Jones Apparel Group, Inc. 1999 Stock Incentive Plan (the "1999 Plan") for purposes of future equity awards and other future long-term incentive awards. No awards will be granted under the Plan unless and until the Plan is approved by our stockholders.

        The purpose of the Plan is to enhance the ability of Jones and its subsidiaries to attract and retain highly talented and experienced directors, officers and other key employees, to motivate Plan participants to achieve Jones' financial and strategic objectives, and to offer competitive incentive compensation programs to participants. To this end, the Plan provides for grants of share-based awards in the form of stock options, restricted stock, restricted stock units and performance-based equity awards, as well as grants of performance cash awards. The Plan permits the payment of incentives that may or may not satisfy the criteria for "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code.

        The number of shares reserved for issuance under the Plan is 1,850,000, plus the number of shares subject to awards outstanding under the Company's 1996 Stock Option Plan (the "1996 Plan") and the 1999 Plan that are forfeited, terminated or cancelled or are subject to options or rights that expire at the conclusion of their respective terms unexercised, in each case, after May 19, 2009. Under the terms of the 1999 Plan, no new awards may be granted after May 19, 2009. No shares remain available for new awards under the 1996 Plan or the Company's 1991 Stock Option Plan (the "1991 Plan"). The 1991 Plan, the 1996 Plan and the 1999 Plan are the only prior equity incentive plans of the Company under which awards are outstanding. On the record date, the last reported sales price per share of the common stock as reported on the New York Stock Exchange Composite Tape was $4.59. Approximately 425 persons, including 14 executive officers and directors, are expected to be eligible to participate in the Plan.

The Board of Directors recommends a vote FOR approval of the 2009 Long Term Incentive Plan.

Summary of the Plan

        The following is a summary of the principal features of the Plan. You should refer to Annex B for a complete copy of the Plan.

        Administration. Our Board of Directors has delegated the administration of the Plan to the Compensation Committee. The Compensation Committee is comprised of directors who qualify as "non-employee directors" within the meaning of Section 16 of the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee will interpret and implement the Plan and, subject to the terms of the Plan, will determine the terms and conditions of awards, including:

  when and to whom grants will be made,
  the types of awards,
  for stock-based awards, the number of shares to be covered by the awards and the exercise price, if applicable, when awards are to vest, settle or become exercisable, including the terms and conditions of performance conditions and performance goals, if applicable, the amount of cash payable pursuant to performance-based cash awards and the circumstances under which awards are to be cancelled, forfeited, exchanged or surrendered.

        The Compensation Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

        The Compensation Committee has the authority to designate a "CEO Committee," composed of the director serving as our chief executive officer, and to delegate to the CEO Committee the authority to direct the grant of awards to persons who are eligible to receive awards under the Plan, subject to guidelines established by the Compensation Committee. The guidelines adopted by the Compensation Committee permit the CEO Committee to grant awards in connection with the hiring or promotion of an individual eligible to participate in the Plan, but they do not permit the CEO Committee to grant awards to any chief executive officer of the Company or to any other eligible individual who at the time of the award is, or is reasonably expected to become, subject to the provisions of Section 16 of the Securities Exchange Act of 1934, pursuant to Rule 16a-2 under the Securities Exchange Act, or to grant Awards that are inconsistent with the provisions of the Plan.

        Amendment and Termination. No awards may be granted under the Plan after the tenth anniversary of the date on which the Plan was adopted by the Board of Directors. The Board of Directors may amend, suspend or discontinue the Plan at any time; except that no amendment may adversely affect any rights of a participant under a previously granted award without the participant's consent. Shareholder approval of an amendment is necessary if the Board of Directors determines that shareholder approval is desirable for the Plan to qualify or comply with tax or regulatory requirements, or if the amendment would:

  increase the maximum number of shares reserved for issuance under the Plan, alter the classes of persons who are eligible to receive awards under the Plan, permit the lowering of the exercise price of an outstanding option, permit the Compensation Committee to offer to grant new options in exchange for the cancellation of outstanding options with a higher exercise price,

  permit the Compensation Committee to offer to grant any other award in exchange for the cancellation of an outstanding option with an exercise price per share that is greater than the fair market value per share of Jones common stock or permit the Compensation Committee to grant awards of restricted stock and restricted stock units that will fully vest in fewer than three years from the date of grant, in excess of 10% of the total number of shares of common stock reserved for issuance under the Plan.

        Eligibility. Awards may be granted to directors, officers, key employees and consultants of Jones and any of its subsidiaries, except that incentive stock options may be granted only to employees of Jones and its subsidiaries.

        Shares Authorized. Subject to adjustment in the event of stock dividends, stock splits, recapitalizations or similar transactions, 1,850,000 shares of Jones common stock will be reserved for issuance under awards granted under the Plan. In addition, shares that are subject to awards outstanding under the 1996 Plan and the 1999 Plan that are forfeited, terminated or cancelled or are subject to options or rights that expire at the conclusion of their respective terms unexercised, in each case, after May 19, 2009, will also be available for awards under the Plan. Shares of common stock covered by awards that are forfeited, terminated or cancelled or expire unexercised will also be available for awards under the Plan. However, shares of common stock that are subject to awards under the 1996 Plan, 1999 Plan or the Plan will not (or will no longer) be available for awards granted under the Plan if they were:

  subject to awards denominated in shares of common stock that were settled in cash or consideration other than shares of common stock, surrendered or withheld as payment of the exercise price of an award or surrendered or withheld to satisfy applicable tax withholding obligations.

        Types of Awards. Awards may consist of the types of stock-based awards or cash-based awards described below, which may be granted singly or in combination with other awards.

        Incentive Stock Options. An incentive stock option is an award in the form of a stock option to purchase shares of Jones common stock that is intended to comply with the requirements of Section 422 of the Internal Revenue Code. The exercise price of each incentive stock option will not be less than the fair market value of the Jones common stock on the date of grant.

        Non-Qualified Stock Options. A non-qualified stock option is an award in the form of a stock option to purchase shares Jones common stock. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under Section 422 of the Internal Revenue Code. The exercise price of each non-qualified stock option will not be less than the fair market value of the common stock on the date of grant.

        Restricted Stock. Restricted stock awards are awards of shares of common stock that are subject to forfeiture during a pre-established period if certain conditions (for example, continued employment or attainment of pre-determined performance goals) are not met. The terms of a restricted stock award are determined by the Compensation Committee and set forth in an award agreement. Shares of restricted stock may not be sold, assigned, transferred or otherwise encumbered during the period of the restriction. The grantee is entitled to dividend, voting and other ownership rights during the period of the restriction, except that dividends with respect to performance-based awards will be accumulated but not paid out to the grantee unless and until such performance-based award vests.

        Restricted Stock Units. Restricted stock unit are awards denominated in shares of Common Stock that represent the right to receive payment for the value of such shares, contingent on satisfaction of vesting conditions. The terms of a restricted stock unit award are determined by the Compensation Committee and set forth in an award agreement. Upon satisfaction of the vesting conditions, the vested restricted stock units are payable in shares of Common Stock or, if the award agreement provides for a different form of settlement, in cash or other property equal to the product of the fair market value of one share of common stock multiplied by the number of vested restricted stock units. The grantee is not entitled to any rights as a stockholder with respect to restricted stock units; however, the terms of the award may provide the grantee with the right to receive dividend equivalent payments, except that dividends equivalent payments with respect to performance-based awards will be accumulated but not paid out to the grantee unless and until such performance-based award vests.

        Performance-Based Equity Awards and Performance Cash Awards. The Plan provides the Compensation Committee with authority to grant stock-based or cash awards as to which the vesting, settlement or right to exercise is based upon the achievement of one or more pre-established, objective performance goals established for a performance period. Performance-based awards may be either stock-based awards or cash awards.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1,000,000 paid to the chief executive officer and any one of the three other most highly compensated executive officers. However, performance-based compensation is not subject to that deduction limitation. The Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). However, the Compensation Committee also has discretion to grant awards that may not constitute qualifying performance-based compensation under Section 162(m) when it believes that those awards would be in the best interest of Jones.

        With respect to performance-based awards intended to qualify under Section 162(m) of the Internal Revenue Code, the Compensation Committee will establish in writing the objective performance-based goals applicable to a given fiscal year no later than 90 days after the beginning of the performance period and not later than after 25% of the performance period has elapsed. For all other performance-based awards, the performance goals must be established before the end of the performance period. Grants of performance-based awards may be made in such a manner that more than one performance period is in progress concurrently. The performance goals may differ among grantees, including among similarly situated grantees. No performance-based awards will be payable to any participant for any fiscal year until the Compensation Committee certifies in writing that the performance goals (and any other material terms) applicable to that performance period have been satisfied.

        Performance goals will be based upon performance criteria related to the performance of the Company as a whole or upon performance of a subsidiary, business unit, division or department and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period or other standard selected by the Compensation Committee. Performance criteria may include one or more of the following factors: revenue, net sales, operating income, earnings, cash flow, working capital and components thereof, return on equity, return on assets, return on investment, stock price, total shareholder return, market share, earnings per share, earnings from continuing operations, level or expense, cost or liability or any increase or decrease in one or more of the foregoing over a specified period.

Limitations on Awards to Participants.

  The maximum number of shares of common stock that may be subject to stock options granted under the Plan to a participant during any 12-month period is 500,000 shares.
  The maximum number of shares of common stock that may be subject to performance-based awards of restricted stock or performance-based awards of restricted stock units granted or issued under the Plan to a participant during any 12-month period is 500,000 shares.

  The maximum aggregate payout of performance cash awards to a participant during any performance period is $3,000,000.
  The maximum number of shares that may be subject to incentive stock options granted under the Plan is 462,500 shares.
  The aggregate fair market value (determined at the time an incentive stock option is granted) of the common stock with respect to which an incentive stock option is exercisable for the first time by a participant during any calendar year may not exceed $100,000.

Limitations on Vesting or Exercise Periods.

  Not more than 10% of the total number of shares of common stock reserved for issuance under the Plan may be granted as restricted stock or restricted stock units that will fully vest in fewer than three years from the date of grant.
  The exercise period of stock options may not exceed seven years from the date of grant. However, in the case of an incentive stock option granted to a participant who, at the time the incentive stock option is granted, owns shares possessing 10% or more of the total combined voting power of all classes of stock of Jones or its subsidiary corporations (a "10% stockholder"), the exercise period for an incentive stock option may not exceed five years from the date of grant.

Termination of Relationship to the Company.

        Death, Disability or Retirement. In the case of retirement, disability or death of a participant: (i) stock options become immediately fully exercisable, and the exercise period is extended to one year after the date of death, one year after the date of disability or three years after the date of retirement, but in any case not more than seven years (five years in the case of a 10% stockholder) after the date of grant or the original expiration date of the award, whichever is earlier; and (ii) the period of restrictions applicable to unvested shares of restricted stock terminates on the date of such termination of service.

        Other Termination of Employment or Service. Subject to such exceptions as may be determined by the Compensation Committee:

  If the position of a participant is terminated by the Company for cause or by the participant voluntarily without the consent of the Company, then immediately upon such termination, the unexercised stock options held by the participant terminate.
  Under other circumstances of termination of employment or service, stock option awards may be exercised (to the extent that the grantee was entitled to exercise the stock option at the time of termination) within three months after such termination but not beyond the earlier of seven years after the grant date (five years after the grant date in the case of a 10% stockholder) or the expiration of the award.
  Upon termination of employment or service for any reason other than death, disability or retirement, all unvested shares of restricted stock, restricted stock units and performance cash awards held by the participant are forfeited.

        Change in Control. In the event of a change in control of the Company, if awards under the Plan will not be assumed, converted or replaced, the awards will vest immediately prior to the change in control, if the Committee so determines. If the awards are assumed, converted or replaced in connection with a change in control, unless otherwise provided in an employment agreement and if the Committee so determines, upon a participant's termination of employment or service by the Company other than for cause or disability during the 24-month period following the change in control:

  Stock options will either vest in full or the grantee will receive an amount equal to the product of the excess of the fair market value over the exercise price per share, multiplied by the number of shares covered by the stock option.
  Awards of restricted stock and restricted stock units will vest in full and no longer be subject to forfeiture.
  Performance-based awards will be deemed to satisfy the performance goals at the maximum level of achievement.

        Federal Income Tax Consequences. The following are the principal U.S. federal income tax consequences generally applicable to awards granted under the Plan, based on current law and regulations.

        Stock Options. The grant of an option will create no federal income tax consequences for the recipient or Jones or a subsidiary employing the participant. A participant will have no taxable income upon exercising an incentive stock option, except that the participant may have income for alternative minimum tax purposes, and Jones generally will receive no deduction when an incentive stock option is exercised.

        Generally, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the participant will recognize ordinary income, and Jones will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be treated as a capital gain or loss to the participant. If the shares are disposed of after those holding requirements are met, Jones will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a capital gain or loss.

        In general, upon exercising a stock option other than an incentive stock option, the participant will recognize ordinary income equal to the excess of the fair market value of the stock acquired on the date of exercise over the option price, and Jones will then be entitled to a deduction for the same amount. The disposition of shares acquired upon exercise of a nonqualified stock option generally result in a capital gain or loss to the participant, but will have no tax consequences for Jones.

        Restricted Stock. In general, a participant will realize income as a result of an award of restricted stock at the time the restrictions expire on those shares, unless the participant makes a voluntary election under Section 83(b) of the Code. A Section 83(b) election would cause the participant to realize income in the year in which the award was granted. If a Section 83(b) election is made and the shares are later forfeited, the participant will not be entitled to any offsetting tax deduction. The amount of income realized by the participant will be the difference between the fair market value of the shares on the date on which the restrictions expire (or on the date of issuance, if a Section 83(b) election is made) and the purchase price, if any, for the shares. Generally, Jones will be entitled to a deduction in an amount equal to the ordinary income realized in connection with the issuance or vesting of the restricted stock. Any gain or loss upon a subsequent sale or exchange of the restricted stock, measured by the difference between the sale price and the fair market value on the date the restrictions expire (or on the date of issuance, if a Section 83(b) election is made), will be capital gain or loss, short-term or long-term, depending upon the length of time the participant has held the shares.

        Restricted Stock Units. A participant who has been granted a restricted stock unit awards will not realize taxable income at the time of grant and Jones will not be entitled to a tax deduction at that time. The participant will have compensation income at the time of distribution equal to the then fair market value of the distributed shares of common stock or the amount of cash received, and Jones will then be entitled to a corresponding tax deduction.

Equity Compensation Plan Information

        The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	7,018,859	$32.73	4,225,559
Equity compensation plans not approved by security holders	--	--	--
Total	7,018,859	$32.73	4,225.559

        Of the stock options that were outstanding as of December 31, 2008, none were exercised and 51,400 had expired or terminated by their terms, as of the record date (March 24, 2009). No stock options were granted between January 1, 2009 and the record date. With respect to the 6,967,459 stock options that remained outstanding as of the record date, the weighted average exercise price is $32.73, and the weighted average remaining term is 2.2 years. Of the 1,785,737 shares of restricted stock that were outstanding as of December 31, 2008, 8,000 were forfeited and 112,198 had vested, as of the record date. During the period from January 1, 2009 through the record date, 2,025,820 shares of restricted stock were granted pursuant to new awards under the 1999 Plan, of which 386,000 shares are scheduled to vest at the end of a two-year period, 477,000 shares are scheduled to vest at the end of a three-year period (of which 1,500 were forfeited as of the record date), 190,320 are scheduled to vest ratably over a three-year period, and 972,500 shares are scheduled to vest only upon achievement of performance goals over a three-year performance period. An aggregate of 3,689,859 shares of restricted stock were outstanding as of the record date. As of the record date, 2,260,639 shares of common stock remained available for issuance pursuant to new awards under the 1999 Plan; however, by the terms of the 1999 Plan, those shares will not remain available for new awards after May 19, 2009. Additional de minimis grants to newly-hired employees or promoted employees could potentially be made under the 1999 Plan between the record date and May 19, 2009, which would not exceed 25,000 shares in total; otherwise, the Company has no plans to issue any additional awards under the 1999 Plan. No shares are available for issuance pursuant to new awards under any other existing equity plan of the Company.

New Plan Benefits

        Neither the Board of Directors nor the Compensation Committee has made any decisions with respect to the individuals who may receive awards under the Plan or the amount or nature of future awards, except that under the Company's compensation program for non-management directors, each non-management director is to receive an annual grant of restricted stock equal in value to $100,000, and new non-management directors are to receive an initial grant of restricted stock equal in value to $150,000. If the Plan is approved, those annual awards to non-management directors would be made under the Plan. Because of the discretionary nature of future awards under the Plan, the amount of awards is not determinable at this time with respect to our executive officers, including the named executive officers, or other employees. Information regarding restricted stock awards granted in 2008 to the named executive officers under the 1999 Plan is set forth in the Grants of Plan-Based Awards in 2008 table in this proxy statement, and information regarding restricted stock awards granted in 2008 to our non-management directors is set forth in the 2008 Director Compensation table in this proxy statement.

Item 4. Shareholder Proposal Regarding Advisory Vote on Executive Compensation

        Calvert Asset Management Company, Inc., on behalf of the Calvert Social Index Fund (the "Proponent"), has submitted a shareholder proposal for consideration (the "Shareholder Proposal") at our annual meeting of stockholders. The Proponent's address is 4550 Montgomery Avenue, Bethesda, Maryland 20814. The Proponent has represented to Jones that it held at least $2,000 in market value of securities of Jones entitled to vote at the meeting of stockholders. Jones is not responsible for the contents of the Shareholder Proposal or the Supporting Statement, or the accuracy thereof. If properly presented at the annual meeting of stockholders, the Board of Directors unanimously recommends a vote AGAINST the following Shareholder Proposal:

Shareholder Proposal

        RESOLVED, that shareholders of Jones Apparel Group, Inc. request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

        Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently linked to performance. In 2008, shareholders filed close to 100 "Say on Pay" resolutions. Votes on these resolutions have averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

        An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote would provide the board and management with useful information about shareholder views on the company's senior executive compensation.

        In its 2008 proxy, Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, "An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package."

        To date eight other companies have also agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Blockbuster, and Tech Data. TIAA-CREF, the country's largest pension fund, has successfully utilized the Advisory Vote twice.

        Influential proxy voting service RiskMetrics Group recommends votes in favor, noting: "RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability."

        The Council of Institutional Investors has endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin. As presidential candidates, Senators Obama and McCain supported the Advisory Vote.

        We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareholders a clear voice that could help shape senior executive compensation.

        We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

        We urge our board to allow shareholders to express their opinion about senior executive compensation through an Advisory Vote.

Board of Directors Statement in Opposition to the Shareholder Proposal

        Jones urges shareholders to vote against the Shareholder Proposal for four reasons. First, the advisory vote called for in the Shareholder Proposal is unnecessary, as shareholders already have a means of communicating with the Board of Directors. Second, the advisory vote is an ineffective method of expressing support or criticism of Jones' executive compensation practices. Third, the Shareholder Proposal fails to take account of the fact that Jones already has in place a thoughtful, performance-based executive compensation program administered in the best interests of Jones' shareholders. Fourth, the Shareholder Proposal could be harmful to Jones' shareholders by adversely affecting Jones' ability to attract, hire, motivate and retain key executives.

The Advisory Vote Called For in the Shareholder Proposal is Unnecessary

        The advisory vote called for in the Shareholder Proposal is unnecessary because Jones already has a more efficient and meaningful method of communicating with the Board of Directors. As discussed on page 11 under the heading "Corporate Governance - Communications with the Board or the Presiding Director," shareholders and other interested parties may communicate with members of Jones' Board of Directors, including our non-management directors as a group, our Presiding Director or any other director by writing to the Board of Directors, our non-management directors as a group, or such director c/o Secretary, Jones Apparel Group, Inc., 1411 Broadway, 21st Floor, New York, New York 10018. The Secretary will promptly forward any communication unaltered to the Board of Directors, non-management directors as a group or such director. Unlike the advisory vote called for in the Shareholder Proposal, communicating directly with the Board of Directors will allow you to voice any specific observations or objections to Jones' executive compensation practices directly to the decision makers, as opposed to voting on the selected disclosures made by those decision makers. In short, shareholders who wish to focus on our compensation philosophy and practices already have in place a very real and meaningful process to do just that. In fact, the Presiding Director and the Compensation Committee have had significant interactions with interested parties regarding compensation and other governance matters in the past, and we welcome that as an ongoing process. In addition, we note that the Board, in response to a shareholder proposal in 2007, on its own initiative adopted an amendment to our by-laws providing for majority election of directors.

The Advisory Vote Called For in the Shareholder Proposal is an Ineffective Method of Expressing Support or Criticism of Jones' Executive Compensation Practices

        The Summary Compensation Table and accompanying narrative disclosures set forth in this proxy statement discuss a variety of different forms of compensation, including restricted stock awards, salaries, bonuses, annual cash incentives and other forms of compensation. If implemented, the Shareholder Proposal would require Jones shareholders to vote on those disclosures as a whole. Accordingly, the vote recommended in the Shareholder Proposal would provide no specific, actionable input to Jones and members of the Compensation Committee, since neither Jones nor members of the Compensation Committee would be able to determine which, if any, particular elements among the many compensation disclosures were favored or disfavored by shareholders. It would therefore fail to achieve the Proponent's articulated purpose of giving "useful information" to Jones and the Board of Directors.

Jones Already Has in Place a Thoughtful, Performance-Based Executive Compensation Program Administered in the Best Interests of Shareholders

        The advisory vote called for in the Shareholder Proposal fails to recognize that Jones already has in place a thoughtful, performance-based executive compensation program. The Compensation Committee, which is composed of three non-employee independent directors, oversees and administers Jones' executive compensation program and establishes the compensation of executive officers. The Compensation Committee, assisted by outside compensation consultants retained by the Committee, regularly reviews data on industry compensation levels and financial performance to assess competitive levels of compensation for Jones' executives and the alignment between executive compensation and Jones' financial performance. An industry peer group compensation and financial performance comparison was conducted as recently as the fall of 2008. Many complex factors go into the design and implementation of a multi-part compensation program, which are influenced by both current conditions and long-range strategic goals. It is very important that the Compensation Committee have the flexibility to put in place programs that effectively balance the near and long-term goals of the Company. A simple "yes" or "no" vote would in no way enhance the quality of the process by which the Compensation Committee makes its determinations.

The Advisory Vote Called For in the Shareholder Proposal Could be Harmful to Shareholders by Adversely Affecting Jones' Ability to Attract, Hire, Motivate and Retain Key Executives

        Competition for key executives in the apparel, footwear and accessories business is intense, and the Board of Directors and Compensation Committee have a duty to Jones' shareholders to ensure that Jones' overall compensation program competes well with Jones' peers. The advisory vote called for in the Shareholder Proposal could create the impression among Jones' senior executives, as well as among senior executives that Jones may recruit in the future, that their compensation opportunities at Jones are more limited than at Jones' competitors, which have not adopted a shareholder advisory vote or similar policy. In these very difficult times for the economy in general and the retail and consumer discretionary product markets in which our Company operates in particular, the attraction, retention and motivation of key executives are more critical than ever. We believe the advisory vote being proposed runs counter to the best interests of the shareholders, because it is likely to constrain our efforts to attract, retain and motivate senior executives focused on the Company's strategic and financial goals.

        As outlined above, establishing executive compensation arrangements involves balancing numerous business considerations against competitive pressures and is a complex undertaking for which Jones' Board of Directors and Compensation Committee are well suited and for which they should maintain responsibility. The independent members of the Compensation Committee are charged with exercising their fiduciary duties to set executive compensation that is in Jones' shareholders' best interests, and this responsibility should not be delegated by subjecting it to a shareholder vote.

        Jones does not believe that the advisory vote called for in the Shareholder Proposal will enhance Jones' compensation program or otherwise is in the best interests of its shareholders.

        For these reasons, the Board of Directors recommends that you vote AGAINST the adoption of this proposal.

Fees Paid to Independent Registered Public Accountants

        In connection with the audit of the 2008 financial statements, we entered into an engagement agreement with BDO Seidman, LLP, which set forth the terms by which BDO Seidman, LLP has performed audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        The aggregate fees billed by BDO Seidman, LLP for professional services for 2008 and 2007 were as follows:

	2008	2007
Audit fees (1)	$2,142,695	$ 2,275,615
Audit-related fees (2)	141,273	350,876
Tax fees (3)	86,206	112,223
Total	$2,369,994	$2,738,714
(1)	Includes audit of financial statements, audit of internal controls, SAS 100 reviews, consultations and statutory audits.
(2)	Includes audits of employee benefit plans and due diligence and reviews related to acquisition and disposition activities.
(3)	Includes foreign tax compliance work, consultations and preparation of expatriate tax returns.

        The Audit Committee's charter provides that the Audit Committee will review, and approve in advance, in its sole discretion, all auditing services, internal control related services and permitted non-audit services, including fees and terms, to be performed for us by our independent registered public accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to completion of the audit. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee its authority to pre-approve audit and permitted non-audit services, including internal control related services, provided that any such subcommittee pre-approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting. In 2008, all of the services and fees were pre-approved by the Audit Committee.

        The Audit Committee's charter also provides that the Audit Committee will consider whether the independent registered public accountants' provision of permitted non-audit services is compatible with maintaining the registered public accountants' independence. The Audit Committee considered whether the provision of non-audit services by BDO Seidman, LLP is compatible with maintaining BDO Seidman, LLP's independence with respect to Jones and determined that to be the case.

Submission of Stockholder Proposals and Nominations

        Any stockholder proposal intended for inclusion in the proxy material for the 2010 annual meeting must be received by us at the address on the first page of this proxy statement, Attention: Secretary, no later than December 11, 2009 and must otherwise comply with SEC rules.

        Our by-laws establish an advance written notice procedure for stockholders seeking to nominate a candidate for director or to bring business before a meeting of stockholders. The by-laws provide that only persons who are nominated by the Board of Directors, by a committee of the Board of Directors, or by a stockholder of record on the record date of the meeting at which directors are to be elected and also on the date of that meeting who is entitled to vote at that meeting and who has given timely written notice to the President of Jones prior to that meeting, will be eligible for election as directors of Jones. The by-laws also provide that, except as permitted by the presiding officer in such officer's sole discretion (unless a majority of the Board of Directors object), at any meeting of stockholders only such business may be conducted as has been specified in the notice of meeting or brought before the meeting at the direction of the Board of Directors, by the presiding officer of the meeting (unless a majority of the Board of Directors object) or, in the case of an annual meeting of stockholders, by a stockholder of record on the record date of the meeting who continues to be entitled to vote at the meeting and who has given advance written notice as specified in the by-laws to the Secretary of Jones of the shareholder's intention to bring such business before the meeting.

        Under the by-laws, to be timely, the written notice must be received by us at our principal executive offices, addressed to the attention of the President, in the case of an annual meeting that is called for a date within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 45 days or more than 90 days before that anniversary date; in the case of an annual meeting that is called for a date that is not within 30 days before or after such anniversary date or, with respect to nominations, in the case of a special meeting of stockholders called for the purpose of electing directors, we must receive the notice not later than the close of business on the fifth day after the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. The stockholder's notice must also contain certain information specified in the by-laws. A copy of the applicable by-law provisions is available upon written request to: Jones Apparel Group, Inc., 1411 Broadway, New York, New York 10018; Attn: Ira M. Dansky. The presiding officer at the 2009 annual meeting will determine whether any such proposal or nomination was properly brought; if such proposal or nomination was not properly brought, then the presiding officer will not allow a vote on the proposal or nomination. Proxyholders in the proxy accompanying the proxy statement for the 2009 annual meeting will be allowed to use their discretionary voting authority to vote on any proposal submitted after the deadline described above.

Other Matters

        The Board of Directors is not aware of any business constituting a proper subject for action by the stockholders to be presented at the meeting, other than those set forth in this Proxy Statement. However, if any such matter should properly come before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

How to Attend the Annual Meeting

        The meeting will be held on May 20, 2009 at JPMorgan Chase Conference Centers at 270 Park Avenue, 11th Floor, New York, New York, which is located between 47th Street and 48th Street on Park Avenue.

        OUR 2008 ANNUAL REPORT ON FORM 10-K TO THE SEC, WITHOUT EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO: JONES APPAREL GROUP, INC., 1411 BROADWAY, NEW YORK, NEW YORK 10018; ATTN: JOHN T. McCLAIN.

        In addition to soliciting proxies by mail, we may make requests for proxies by telephone, electronic communication or messenger or by personal solicitation by our officers, directors, or employees, or by any one or more of these means. We will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of our shares. We will pay all expenses in connection with such solicitations.

        D.F. King & Co., Inc. will assist in the solicitation of proxies. We will pay D.F. King a fee of approximately $11,500, plus reimbursement of certain out-of-pocket expenses, and will indemnify D.F. King against any losses arising out of D.F. King's proxy soliciting services on behalf of us.

By Order of the Board of Directors Wesley R. Card President and Chief Executive Officer

Dated: April 10, 2009

ANNEX A

JONES APPAREL GROUP, INC.
DIRECTOR INDEPENDENCE STANDARDS
AS ADOPTED BY THE BOARD OF DIRECTORS

(as amended on February 10, 2009)

The Board of Directors of Jones Apparel Group, Inc., in accordance with the rules of the New York Stock Exchange concerning "director independence," shall consider any Director on the Board satisfying the following standards to be "independent."

1.	No Material Relationship with the Company. The Board has affirmatively determined that the Director does not have any material relationship with the Company (as defined below), either directly or as a partner, substantial shareholder or officer of an organization that has a relationship with the Company. In making such determinations of independence, the Board will consider any relationship that is not prohibited by the categorical standards set forth in (2) to (7) below to be immaterial.

2.	Employment with the Company. The Director is not, and has not within the past three years been, an officer or employee of the Company, and no member of his or her Immediate Family (as defined below) is, or within the past three years has been, an executive officer of the Company and the Director does not have, and has not had within the past three years, a personal services contract with the Company, its chairman, chief executive officer or other executive officers of the Company.

3.	Direct Compensation from the Company of Less than $120,000. Neither the Director nor any of his or her Immediate Family has received more than $120,000 during any 12 month period within the past three years in direct compensation from the Company. In calculating compensation, the following will be excluded: (a) Director and committee fees and expenses and pension or other forms of deferred compensation for prior service to the Company (provided such deferred compensation is not contingent in any way on continued service); (b) compensation paid to a Director for former service as an interim Chairman or Chief Executive Officer of the Company and (c) compensation paid to an Immediate Family member for service as an employee (other than as an executive officer).

4.	No Material Business Dealings. The Director is not a current employee of, and no Immediate Family member of the Director is a current executive officer of, another company (including parent and subsidiary companies within such other company's consolidated group) that has made payments to or has received payments from the Company for property or services in an amount which in any of the last three fiscal years exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues (as reported for the most recently completed fiscal year of such other company).

5.	No Affiliation with the Company's Auditor. (A) The Director is not a current partner, and no Immediate Family member of the Director is a current partner, of a firm that is the Company's internal or external auditor; (B) the Director is not a current employee of such a firm; (C) the Director has no immediate family member who is a current employee of such a firm and who personally works on the Company's audit; and (D) neither the Director nor an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

6.	No Interlocking Directorates. The Director is not nor has the Director been employed, and no Immediate Family member of the Director is or has been employed, within the past three years as an executive officer of another company where either the Company's Chief Executive Officer, Chief Financial Officer or other executive officer at the same time serves or served on such other company's compensation committee.

7.	No Material Charitable Contributions. The Director has not been an executive officer of an entity to which the Company or any of its executive officers has made, within the past three years, charitable contributions in any one year exceeding the greater of (i) $1 million or (ii) 2% of the charitable entity's annual consolidated gross revenues.

For purposes of these standards:

1.	References to the "Company" include Jones Apparel Group, Inc. and its subsidiaries.
2.	The "Immediate Family" of an individual includes the individual's spouse, parents, children, siblings, mothers- and fathers-in-law, daughters- and sons-in-law, sisters- and brothers-in-law and anyone who shares the individual's home (excluding unrelated domestic employees of the individual). The Board need not consider the otherwise-disqualifying activities of an individual who dies, becomes incapacitated or otherwise (including as a result of legal separation or divorce) ceases to be an Immediate Family member prior to the time of the Board's determination for the purposes of these Independence Standards.

ANNEX B

JONES APPAREL GROUP, INC.
2009 LONG TERM INCENTIVE PLAN

        1. Purpose. Jones Apparel Group, Inc. (the "Company") desires to attract and retain the best available talent and to encourage the highest level of performance. The 2009 Long Term Incentive Plan (the "Plan" or the "2009 Plan") is intended to contribute significantly to the attainment of these objectives by (i) providing long-term incentives and rewards to all key employees of the Company (including officers and directors who are key employees of the Company and also including key employees of any subsidiary of the Company which may include officers or directors of any subsidiary of the Company who are also key employees of said subsidiary), and those directors and officers, consultants, advisers, agents or independent representatives of the Company or of any subsidiary (together, "Eligible Individuals"), who are contributing or in a position to contribute to the long-term success and growth of the Company or of any subsidiary, (ii) assisting the Company and any subsidiary in attracting and retaining Eligible Individuals with experience and ability, and (iii) associating more closely the interests of such Eligible Individuals with those of the Company's stockholders.

        2. Types of Awards; Maximum Number of Shares that may be Issued.

                (a) Under the Plan, stock options ("Options"), shares of restricted stock ("Restricted Stock"), restricted stock units ("Restricted Stock Units") and Performance Cash Awards, either alone or in combination, may be granted to Eligible Individuals. The grant of an Option, Restricted Stock, Restricted Stock Unit or Performance Cash Award is sometimes referred to herein as an "Award." Options are rights to acquire shares of common stock, par value $.01 per share, of the Company ("Common Stock") upon payment of the exercise price. Options granted to employees (including officers and directors who are employees) of the Company or a subsidiary corporation thereof, may, at the time of grant, be designated by the Company's Board of Directors either as incentive stock options ("ISOs"), with the attendant tax benefits as provided for under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as nonqualified stock options. Restricted Stock is an award of shares of Common Stock that may be subject to certain restrictions or a risk of forfeiture, pursuant to Section 6. Restricted Stock Units are awards denominated in shares of Common Stock that represent the right to receive payment for the value of such shares subject to satisfaction of vesting conditions, pursuant to Section 7. Performance Cash Awards are Awards that provide the grantee with the opportunity to earn a cash payment based on the achievement of Performance Goals, pursuant to Section 12.

                (b) Subject to adjustment under Section 11, the maximum number of shares of Common Stock available for issuance under Awards to be granted under the Plan shall be equal to the sum of: (i) 1,850,000 shares plus (ii) except as provided below, the number of shares subject to Awards outstanding under the Company's 1999 Stock Incentive Plan, as amended (the "1999 Plan"), and the Company's 1996 Stock Option Plan (the "1996 Plan") that are forfeited, terminated or cancelled or are subject to Options that expire at the conclusion of their respective terms unexercised, in each case, after May 19, 2009. Shares of Common Stock subject to Awards issued under the 2009 Plan that are forfeited, terminated or cancelled or are subject to Options that expire at the conclusion of their respective terms unexercised shall become available for other Awards under the Plan. Shares of Common Stock that are subject to Awards under the 1996 Plan, the 1999 Plan or the 2009 Plan shall not (or shall no longer) be available for Awards under the 2009 Plan if they were: (i) subject to Awards denominated in shares of Common Stock that were settled in cash or consideration other than shares of Common Stock; (ii) surrendered or withheld as payment of the exercise price of an Award; or (iii) surrendered or withheld to satisfy applicable tax withholding obligations. Subject to the foregoing limitations of this Section 2(b), shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares of Common Stock, treasury shares, or shares of Common Stock which shall have been or which may be reacquired by the Company, or any combination thereof, as the Board of Directors of the Company shall from time to time determine. Restricted Stock and Restricted Stock Units issued pursuant to the Plan, even while subject to restrictions, will be counted against the maximum number of shares issuable hereunder.

        3. Administration.

                (a) This Plan will be administered by the Board of Directors of the Company (the "Board of Directors"). The Board of Directors, in its discretion, may designate a Compensation Committee (the "Compensation Committee" or "Committee") composed of at least two members of the Board of Directors to administer this Plan. Members of the Compensation Committee shall meet such qualifications as the Board of Directors may determine; provided, however, that each member shall qualify as a "Non-Employee Director" under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as an "Outside Director" as defined in Code Section 162(m) and any regulations promulgated thereunder. The Board, in its discretion, may also designate a CEO Committee (the "CEO Committee"), composed of the director of the Company who is serving as the Company's chief executive officer.

                (b) The Board of Directors or the Committee (hereinafter, the terms "Compensation Committee" or "Committee", shall mean the Board of Directors whenever no such Compensation Committee has been designated), shall have authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to: direct the grant of Awards; determine the purchase price of the Common Stock covered by each stock-based Award; determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted and subject to the maximums set forth in Section 4, the number of shares of Common Stock to be covered by each stock-based Award; designate Options as ISOs; interpret the Plan; determine the time or times at which Options may be exercised; determine the terms and conditions of the restrictions, including performance conditions and Performance Goals, if any, relating to any Award (which restrictions may vary among Awards as the Committee shall deem appropriate); make adjustments in the terms and conditions of, and the Performance Goals (as defined herein) (if any) included in, Awards; determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable, so that transactions involving Awards may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; determine the terms and provisions of and cause the Company to enter into written agreements with Eligible Individuals in connection with Awards granted under the Plan ("Agreements"), which Agreements may vary from one another as the Committee shall deem appropriate; and make all other determinations it may deem necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, except as provided in Section 11, the Committee shall not have the authority, without first obtaining the approval of the Company's stockholders, to: reduce the exercise price of any outstanding Option; offer to grant any other Award or to pay the grantee cash in exchange for the cancellation of an outstanding Option with an exercise price per share in excess of the then fair market value per share of the Company's Common Stock; offer to grant any new Option in exchange for the cancellation of an outstanding Option with a higher exercise price; increase the maximum number of shares of Common Stock reserved for issuance under the Plan; or alter the classes of persons constituting Eligible Individuals.

                Members of the Committee shall serve at the pleasure of the Board of Directors. The Committee shall have and may exercise all of the powers of the Board of Directors under the Plan, other than the power to appoint a director to Committee membership. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by a majority of the members of the Committee.

                Every action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon the Company and each person holding any Award granted under this Plan.

                (c) Subject to the express provisions of this Plan, the Committee shall have the authority, in its discretion, to delegate to the CEO Committee the authority to direct the grant of Awards to Eligible Individuals, subject to guidelines established by the Committee, and, in connection with such Awards, to determine the purchase price of the Common Stock covered by such Awards, the number of shares of Common Stock or number of Restricted Stock Units to be covered by such Awards, to designate any such Awards of Options as ISOs, to determine the time or times at which such Options may be exercised, and to determine the terms and conditions of any restrictions relating to such Awards; provided, however, that the CEO Committee shall have no authority to (i) grant Awards to the chief executive officer of the Company or to any other Eligible Individual who at the time of the Award is, or is reasonably expected to become, subject to the provisions of Section 16 of the Exchange Act, pursuant to Rule 16a-2 under the Exchange Act or (ii) grant Awards that are inconsistent with the express provisions of the Plan.

        4. Eligibility: Factors to be Considered in Granting Awards and Designating ISOs.

                (a) Awards may be granted only to (i) key employees (including officers and directors who are employees) of the Company or any subsidiary corporation thereof on the date of grant (Options so granted may be designated as ISOs), and (ii) directors or officers of the Company or a subsidiary corporation thereof on the date of grant, without regard to whether they are employees, and (iii) consultants or advisers to or agents or independent representatives of the Company or a subsidiary thereof. In determining the persons to whom Awards shall be granted and the number of shares of Common Stock to be covered by each Award, the Committee, or, if applicable, the CEO Committee, shall take into account the nature of the duties of the respective persons, their present and potential contributions to the Company's (including subsidiaries') successful operation and such other factors as the Board of Directors in its discretion shall deem relevant. Subject to the provisions of Section 2 and subsection 4(c) below, an Eligible Individual may receive Awards on more than one occasion under the Plan.

                (b) The maximum number of shares that may be granted to Eligible Individuals as ISOs under the Plan shall be 462,500 shares.

                (c) In no event shall any Eligible Individual be granted Options to purchase more than 500,000 shares of Common Stock or more than 500,000 shares of Restricted Stock or more than 500,000 Restricted Stock Units as Performance-Based Awards (as defined in Section 12) during any 12-month period.

        5. Awards of Options.

                (a) Purchase Price of Options.

        (i) The purchase price per share of the Common Stock covered by each Option shall be established by the Committee, or, if applicable, the CEO Committee, but in no event shall it be less than the fair market value of a share of the Common Stock on the date the Option is granted. If, at the time an Option is granted, the Common Stock is publicly traded, such fair market value shall be the closing price of a share of Common Stock on such date as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board of Directors) for any national securities exchange or other securities market which at the time is included in the stock price quotations of such publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value by reason of the lack of a significant number of recent transactions or otherwise, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances. If, at the time an Option is granted, the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value.

        (ii) In the case of an employee who at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent, if any, or subsidiary corporation thereof (a "10% Holder"), the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock at the time the ISO is granted.

                (b) Term of Options. The term of each Option shall be fixed by the Committee, or, if applicable, the CEO Committee, but in no event shall it be exercisable more than seven years from the date of grant, subject to earlier termination as provided in Sections 9 and 10. An ISO granted to a 10% Holder shall not be exercisable more than five years from the date of grant.

                (c) Exercise of Options.

        (i) Subject to the provisions of the Plan, an Option granted to an employee under the Plan shall become fully exercisable at such time or times as the Committee or, if applicable, the CEO Committee, in its sole discretion shall determine at the time of the granting of the Option or thereafter, except that in no event shall any such Option be exercisable later than seven years from the date of grant. In the case of each ISO granted to an employee, the aggregate fair market value (determined at the time the ISO is granted) of the Common Stock with respect to which the ISO is exercisable for the first time by such employee during any calendar year (under all plans of the Company and any subsidiary corporation thereof) may not exceed $100,000. The Committee, or, if applicable, the CEO Committee, may condition the grant of an Option or the right to exercise the Option upon the attainment of specified Performance Goals pursuant to Section 12 or such other factors as the Committee, or, if applicable, the CEO Committee, may determine, in its sole discretion.

        (ii) An Option may be exercised as to any or all full shares of Common Stock as to which the Option is then exercisable.

        (iii) The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in full in cash at the time of exercise; provided, that the purchase price may be paid (i) in whole or in part, by surrender or delivery to the Company of previously-owned securities of the Company already beneficially owned by the grantee for at least six months and having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid, or (ii) in cash by a broker-dealer acceptable to the Company to whom the grantee has submitted an irrevocable notice of exercise. Fair market value shall be determined as provided in Section 5 for the determination of such value on the date of the grant. In addition, the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state or local tax requirements.

        (iv) Except as provided in Sections 9 and 10, no Option may be exercised unless the original grantee thereof is then an Eligible Individual.

        (v) The Option holder shall have the rights of a stockholder with respect to shares of Common Stock covered by an Option only upon becoming the holder of record of such shares of Common Stock.

        (vi) Notwithstanding any other provision of this Plan, the Company shall not be required to issue or deliver any share of stock upon the exercise of an Option prior to the admission of such share to listing on any stock exchange or automated quotation system on which the Company's Common Stock may then be listed.

        6. Awards of Restricted Stock. The Committee, or, if applicable, the CEO Committee, may authorize the issuance or transfer of shares of Restricted Stock to Eligible Individuals either alone or in addition to other Awards under the Plan. The terms and conditions of the vesting of an Award of Restricted Stock shall be set forth in the Agreement with the recipient thereof, except that total Awards of Restricted Stock and Awards of Restricted Stock Units that will fully vest in fewer than three years from the date of grant may not exceed 10% of the total number of shares of Common Stock reserved for issuance under the Plan. The Committee, or, if applicable, the CEO Committee, may condition the grant of Restricted Stock or the lapse of restrictions thereon upon the attainment of specified performance-based goals pursuant to Section 12 or such other factors as the Committee, or, if applicable, the CEO Committee, may determine, in its sole discretion. Awards of Restricted Stock shall also be subject to the following provisions:

                (a) The Restricted Stock may be issued at a purchase price less than the fair market value thereof or for no consideration, as determined by the Committee, or, if applicable, the CEO Committee.

                (b) Restricted Stock may be subject to: (i) restrictions on the sale or other disposition thereof, (ii) rights of repurchase or first refusal, (iii) a risk of forfeiture and (iv) such other restrictions, conditions and terms as the Committee, or, if applicable, the CEO Committee, deems appropriate.

                (c) Each Award of Restricted Stock will constitute an immediate transfer of ownership of such shares, entitling the recipient to dividend, voting and other ownership rights; provided, however, that dividends with respect to a Performance-Based Award (as defined in Section 12) of Restricted Stock shall be accumulated but shall not be paid out to the holder of such Award unless and until such Award vests in accordance with Section 12 of the Plan. Subject to the preceding sentence, a holder of Restricted Stock shall not be required to return any dividends received thereon to the Company in the event of the forfeiture of such shares.

                (d) Shares of restricted stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including by means of certificates or through the entry of an uncertificated book position on the records of the Company's transfer agent. If certificates representing Restricted Stock are registered in the name of the grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until all restrictions on such shares have lapsed without a prior forfeiture of the shares.

                (e) The Committee shall have the authority to accelerate the vesting of any outstanding Award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate.

        7. Awards of Restricted Stock Units. The Committee, or, if applicable, the CEO Committee, may authorize the issuance or transfer of Restricted Stock Units to Eligible Individuals either alone or in addition to other Awards under the Plan. The terms and conditions of the vesting of an Award of Restricted Stock Units shall be set forth in the Agreement with the recipient thereof, except that total Awards of Restricted Stock Units and Awards of Restricted Stock that will fully vest in fewer than three years from the date of grant may not exceed 10% of the total number of shares of Common Stock reserved for issuance under the Plan. The Committee, or, if applicable, the CEO Committee, may condition the grant of Restricted Stock Units or the vesting thereof upon the attainment of specified performance-based goals pursuant to Section 12 or such other factors as the Committee, or, if applicable, the CEO Committee, may determine, in its sole discretion. Awards of Restricted Stock Units shall also be subject to the following provisions:

                (a) Unless otherwise specified in the Agreement with the grantee thereof or in writing by the Committee, upon the vesting of a Restricted Stock Unit, there shall be delivered to the grantee, within 30 days of the date on which such Award (or any portion thereof) vests, the number of shares of Common Stock equal to the number of Restricted Stock Units becoming so vested. In the event that payment for an Award of Restricted Stock Units is made in a form other than in shares of Common Stock pursuant to the applicable Agreement and the terms of this Section 7, such payment shall be made in cash in an amount equal to the product of (i) the fair market value of a share of Common Stock with respect to the relevant vesting date, multiplied by (ii) the number of Restricted Stock Units vesting on such date.

                (b) Restricted Stock Units may be subject to: (i) restrictions on the sale or other disposition thereof, (ii) rights of repurchase or first refusal, (iii) a risk of forfeiture and (iv) such other restrictions, conditions and terms as the Committee, or, if applicable, the CEO Committee, deems appropriate.

                (c) Holders of Restricted Stock Units shall have no rights as stockholders of the Company with respect to such Award.

                (d) Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the grantee with the right to receive dividend equivalent payments with respect to the Common Stock subject to the Award, which payment may be either made currently or credited to an account for the grantee, and may be settled in cash or Common Stock, as determined by the Committee. Such right to receive dividend equivalent payments may apply both before or after the Common Stock subject to the Award is earned, vested or acquired, provided, however, that dividend equivalent payments with respect to a Performance-Based Award (as defined in Section 12) of Restricted Stock Units shall be accumulated but shall not be paid out to the holder of such Award unless and until such Award vests in accordance with Section 12 of the Plan. Subject to the preceding sentence, a holder of Restricted Stock Units shall not be required to return any dividend equivalent payments received with respect thereto to the Company in the event of the forfeiture of such Restricted Stock Units. The settlement and crediting of dividend equivalents may be subject to such other conditions, restrictions and contingencies as the Committee shall establish.

                (e) The Committee shall have the authority to accelerate the vesting of any outstanding Award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate.

        8. Nontransferability of Awards. No Award granted under the Plan shall be transferable, other than by will or by the laws of descent and distribution, except that all or any portion of an Option (other than Options which are ISOs) may be transferred to or for the benefit of (by trust) the spouse or lineal descendants of a holder of such Option, subject to such restrictions on transfer which may be imposed by federal and state securities laws, and if prior thereto the transferee agrees to be bound by the terms of the Plan and the Options, as the case may be (a "Permitted Transferee"). Options which are ISOs may be exercised, during the lifetime of the holder, only by the holder, or by his guardian or legal representative.

        9. Termination of Relationship to the Company.

                (a) Subject to such exceptions as may be determined by the Committee or set forth in the applicable Agreement:

        (i) In the event that any original grantee of an Option shall cease to be an Eligible Individual of the Company (or any subsidiary corporation thereof), except as set forth in Section 10, such Option may (subject to the provisions of the Plan) be exercised (to the extent that the original grantee was entitled to exercise such Option at the termination of his employment or service as a director, officer, consultant, adviser, agent or independent representative, as the case may be) at any time within three months after such termination but not more than seven years (five years in the case of a 10% Holder) after the date on which such Award was granted or the expiration of the Award, if earlier. Notwithstanding the foregoing, except as provided in Section 10, if the position of an original grantee shall be terminated by the Company or any subsidiary thereof for cause or if the original grantee terminates his employment or position voluntarily and without the written consent of the Company or any subsidiary corporation thereof, as the case may be, the Options granted to such person, whether held by such person or by a Permitted Transferee and whether vested or unvested shall, to the extent not theretofore exercised, terminate immediately upon such termination.

        (ii) In the event any original grantee of Restricted Stock or Restricted Stock Units shall cease to be an Eligible Individual of the Company (or any subsidiary corporation thereof), except as set forth in Section 10, all shares of Restricted Stock and all Restricted Stock Units awarded to such grantee remaining subject to applicable restrictions shall be forfeited and be immediately transferred to, and reacquired by, the Company at no cost to the Company.

        (iii) In the event any original grantee of a Performance Cash Award shall cease to be an Eligible Individual of the Company (or any subsidiary corporation thereof), except as set forth in Section 10, all unvested Performance Cash Awards awarded to such grantee shall be forfeited.

                (b) Other than as provided in Section 10(a), Awards granted under the Plan shall not be affected by any change of duties or position so long as the holder remains an Eligible Individual.

                (c) Any Agreement may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates or the date other positions or relationships terminate for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another.

                (d) Nothing in the Plan or in any Award pursuant to the Plan shall confer upon any Eligible Individual or other person any right to continue in the employ of the Company or any subsidiary corporation thereof (or the right to be retained by, or have any continued relationship with, the Company or any subsidiary corporation thereof), or affect the right of the Company or any such subsidiary corporation thereof, as the case may be, to terminate his employment, retention or relationship at any time. The grant of any Award pursuant to the Plan shall be entirely in the discretion of the Committee, or, if applicable, the CEO Committee, and nothing in the Plan shall be construed to confer on any Eligible Individual any right to receive any Award under the Plan.

        10. Death, Disability or Retirement.

                (a) If a person to whom an Award has been granted under the Plan shall die (and the conditions in sub-Section (b) below are met) or become permanently and totally disabled or enter retirement (as such terms are defined below) while serving as an Eligible Individual, then, except as otherwise provided in an employment agreement between the Company and the grantee, the following provisions shall apply:

        (i) In the case of an Option, the Option shall become immediately fully exercisable and the period for exercise provided in Section 9 shall be extended to (A) one year after the date of death of the original grantee, or (B) in the case of the permanent and total disability of the original grantee, one year after the date of permanent and total disability of the original grantee, or (C) three years in the case of a retirement, but, in any case, not more than seven years (five years in the case of a 10% Holder) after the date such Award was granted, or the expiration of the Award, if earlier, as shall be prescribed in the original grantee's Award Agreement. An Award may be exercised as set forth herein in the event of the original grantee's death, by a Permitted Transferee or the person or persons to whom the holder's rights under the Award pass by will or applicable law, or if no such person has the right, by his executors or administrators, or in the event of the original grantee's permanent and total disability, by the holder or his guardian.

        (ii) In the case of Restricted Stock or Restricted Stock Units that are not Performance-Based Awards, the period of restrictions applicable to all unvested shares of Restricted Stock and all unvested Restricted Stock Units shall terminate on the date of termination of service as an Eligible Individual by reason of retirement, disability or death, and such shares of Restricted Stock shall become fully vested and transferable, and such Restricted Stock Units shall be considered to be earned and payable in full.

        (iii) In the case of unvested Performance-Based Awards, the period of restrictions applicable to vesting, settlement or payment shall terminate (A) on the date of termination of service as an Eligible Individual by reason of disability or death or (B) in the case of retirement, only at such time as the Performance Goals are achieved in accordance with Section 12(e).

                (b) In the case of death of a person to whom an Award was originally granted, the provisions of subsection (a) apply if such person dies (i) while in the employ of the Company or a subsidiary corporation thereof or while serving as an Eligible Individual of the Company or a subsidiary corporation thereof or (ii) within three months after the termination of such position other than termination for cause or voluntarily on the original grantee's part and without the consent of the Company or a subsidiary corporation thereof, or (iii) within three years following his retirement.

                (c) The term "permanent and total disability" as used above shall have the meaning set forth in Section 22(e)(3) of the Code.

                (d) The term "retirement" as used above shall mean voluntary termination of service with the Company or a subsidiary corporation thereof by the Eligible Individual, with the approval of the Company, with at least 10 years of service and after attaining age 60, or if the individual has not attained age 60, and/or has fewer than 10 years of service, the Company determines that circumstances exist that warrant the granting of retirement status.

        11. Adjustments upon Changes in Capitalization or Change in Control.

                (a) Notwithstanding any other provision of the Plan, in the event of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and similar events affecting the capital structure of the Company, the Committee shall appropriately adjust the aggregate number and class of shares of Common Stock as to which Awards may be granted under the Plan, the various maximum limitations set forth in the Plan upon certain types of Awards and upon the grants to individual participants of certain types of Awards, the number and class of shares subject to outstanding Awards, and the exercise price (if any) of outstanding Awards.

                (b) In the event of the dissolution or liquidation of the Company or the disposition by the Company of substantially all of the assets or stock of a subsidiary of which the original grantee is then an employee, officer or director, consultant, adviser, agent or independent representative, then, if the Committee shall so determine: (i) with respect to Options, each Option granted under the Plan, if such event shall occur with respect to the Company, or each Option granted to an employee, officer, director, consultant, adviser, agent or independent representative of a subsidiary respecting which such event shall occur, shall (A) become immediately fully exercisable and vested or (B) terminate simultaneously with the happening of such event, and the Company shall pay the grantee in lieu thereof an amount equal to (x) the excess (if any) of the fair market value over the exercise price of one share of Common Stock on the date on which such event occurs, multiplied by (y) the number of shares of Common Stock subject to the Option, without regard to whether the Option is then otherwise exercisable; (ii) with respect to Restricted Stock, any restrictions applicable to the Restricted Stock granted under the Plan shall lapse and such shares of Restricted Stock shall become immediately free of all restrictions and fully vested and transferable; and (iii) with respect to Restricted Stock Units, any restrictions applicable to Restricted Stock Units granted under the Plan shall lapse, such Restricted Stock Units shall become immediately free of all restrictions and considered to be earned and payable in full, and such Restricted Stock Units shall be settled in the form specified in the applicable Agreement as promptly as is practicable.

                (c) Except as otherwise provided in an employment agreement between the Company and the grantee and notwithstanding any other provision of the Plan to the contrary, upon a participant's termination of employment or other termination of service by the Company, other than (i) for cause or (ii) for permanent and total disability, during the 24-month period following a change in control (as hereinafter defined) in connection with which the Awards are assumed, converted or replaced, then, unless the Committee determines otherwise:

        (i) each Option granted under the Plan shall (A) become immediately fully exercisable and vested or (B) terminate simultaneously with the change in control, and the Company shall pay the grantee in lieu thereof an amount equal to (x) the excess (if any) of the fair market value over the exercise price of one share of Common Stock on the date on which such event occurs, multiplied by (y) the number of shares of Common Stock subject to the Option, without regard to whether the Option is then otherwise exercisable;

        (ii) any restrictions applicable to Restricted Stock granted under the Plan shall lapse, and such shares of Restricted Stock shall become immediately free of all restrictions and fully vested and transferable;

        (iii) any restrictions applicable to Restricted Stock Units granted under the Plan shall lapse, such Restricted Stock Units shall become immediately free of all restrictions and considered to be earned and payable in full, and such Restricted Stock Units shall be settled in the form specified in the applicable Agreement as promptly as is practicable;

        (iv) each outstanding Performance-Based Award shall be deemed to satisfy any applicable Performance Goals at the target level of achievement; and

        (v) subject to Section 14, the Committee may also make additional adjustments or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

If the Awards are not assumed, converted or replaced in connection with the change in control, the Awards shall vest upon occurrence of the change in control.

        12. Performance-Based Awards.

                (a) The vesting of certain Awards of Options, Restricted Stock or Restricted Stock Units may, in the discretion of the Committee, be conditioned upon the achievement of performance goals ("Performance Goals"). In addition, Performance Cash Awards may be awarded by the Committee, the vesting and settlement of which shall be conditioned upon the achievement of Performance Goals. The terms and conditions of each Award granted under the Plan subject to achievement of Performance Goals ("Performance-Based Awards") shall be specified by the Committee, in its sole discretion, and shall be set forth in an Agreement. When the Committee desires a Performance-Based Award to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish the Performance Goals for the respective Performance Award prior to or within 90 days of the beginning of the period of time specified by the Committee over which performance is measured for the purpose of determining a grantee's right to and the payment value of an Award (the "Performance Period") relating to such Performance Goal, or at such other date as may be permitted or required for the Performance Award to qualify as "performance-based compensation" under Section 162(m) of the Code, and not later than after 25 percent of such Performance Period has elapsed, and such Performance Goals shall otherwise comply with the requirements of Section 162(m) of the Code. For all other Performance-Based Awards, the Performance Goals must be established before the end of the respective Performance Period. The Committee may make grants of Performance-Based Awards in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Awards and their contingent values, which may vary depending on the degree to which Performance Criteria established by the Committee are met. The Committee shall have the power to impose such other restrictions on Performance Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all such requirements. The maximum aggregate payout of Performance Cash Awards to any individual grantee with respect to any Performance Period shall not exceed $3,000,000.

                (b) The Committee may establish Performance Goals applicable to Performance-Based Awards based upon the Performance Criteria and other factors set forth below related to the performance of the Company as a whole or upon the performance of a subsidiary, business unit, division or department and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee. Performance Criteria for the Company shall relate to the achievement of predetermined financial and operating objectives for the Company and its subsidiaries on a consolidated basis. Performance Criteria for a subsidiary, business unit, division or department shall relate to the achievement of financial and operating objectives of such segment for which the grantee is accountable. "Performance Criteria" means one or more of the following factors: revenue; net sales; operating income; earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); cash flow; working capital and components thereof; return on equity; return on assets; return on investment; stock price; total shareholder return; market share; earnings per share; earnings from continuing operations; levels of expense, cost or liability by category, operating unit or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period.

                (c) The Performance Goals may differ among grantees, including among similarly situated grantees. Performance Criteria shall be calculated in accordance with the Company's financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of a Performance-Based Award that is consistently applied and identified. In establishing a Performance Goal applicable to a Performance-Based Award, the Committee may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the Performance Goal in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles.

                (d) If the Committee determines, in its discretion exercised in good faith, that the established Performance Goals are no longer suitable to the Company's objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the Performance Goals to the extent it considers such modification to be necessary; provided, however, no such modification shall be made with respect to any Performance-Based Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code unless and to the extent such modification is not inconsistent with Section 162(m) of the Code.

                (e) The basis for the grant, vesting or payment, as applicable, of Performance-Based Awards for a given Performance Period shall be the achievement of those Performance Goals determined by the Committee as specified in the Performance-Based Award Agreement. With respect to Performance Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall not have the authority in its discretion to increase the amount payable with respect to the Performance-Based Award. The Committee's determination with respect to a Performance Period of whether and to what extent a Performance Goal has been achieved, and, if so, of the amount of the Performance-Based Award earned for the Performance Period shall be final and binding on the Company and all grantees, and, with respect to Performance-Based Awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, these determinations shall be certified in writing before such Performance-Based Awards are paid. Except as otherwise provided in the Performance-Based Award Agreement, all Performance Cash Awards shall be paid to the grantee in cash within 75 days after the end of the applicable Performance Period.

        13. Effectiveness of the Plan. Awards may be granted under the Plan, subject to its authorization and adoption by a majority of the votes properly cast thereon at a meeting of stockholders of the Company duly called and held after the date of adoption of the Plan by the Board of Directors. If so adopted, the Plan shall become effective as of the date of its adoption by the Board of Directors. The exercise of Options shall also be expressly subject to the condition that at the time of exercise a registration statement under the Securities Act of 1933, as amended (the "Act") shall be effective, or other provisions satisfactory to the Committee shall have been made to ensure that such exercise will not result in a violation of such Act, and such other qualification under any state or Federal law, rule or regulation as the Company shall determine to be necessary or advisable shall have been effected. If the shares of Common Stock issuable upon exercise of an Option or settlement of a Restricted Stock Unit or if shares of Restricted Stock are not registered under such Act, and if the Committee shall deem it advisable, the recipient may be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the Plan will not be sold except pursuant to an effective registration statement under such Act or an exemption from the registration provisions of the Act and (ii) that such recipient will be acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof and (iii) that the holder accepts such restrictions on transfer of such shares, including, without limitation, the affixing to any certificate representing such shares of an appropriate legend restricting transfer as the Company may reasonably impose.

        14. Termination and Amendment of the Plan.

                (a) The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. Subject to Section 14(b) below, no Award shall be granted under the Plan after the tenth anniversary of the date on which the Plan is initially adopted by the Board of Directors.

                (b) The Board of Directors of the Company may suspend, amend or modify the Plan at any time prior to the termination of the Plan, except that no amendment may be made without stockholder approval (i) if the Board of Directors determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Board of Directors determines that it is desirable to qualify or comply, or (ii) if such amendment grants the Committee the authority, except as provided for in Section 11, to: (A) reduce the exercise price of any outstanding Option; (B) offer to grant any new Option in exchange for the cancellation of an outstanding Option with a higher exercise price; (C) offer to grant any other Award or to pay the grantee cash in exchange for the cancellation of an outstanding Option with an exercise price per share in excess of the then fair market value per share of the Company's Common Stock; (D) increase the maximum number of shares of Common Stock reserved for issuance under the Plan; (E) alter the classes of persons constituting Eligible Individuals; or (F) grant total Awards of Restricted Stock and Restricted Stock Units that will fully vest in fewer than three years from the date of grant in excess of 10% of the total number of shares of Common Stock reserved for issuance under the Plan. No suspension, termination, modification or amendment of the Plan may, without the express written consent of the Eligible Individual (or his Permitted Transferee) to whom an Award shall theretofore have been granted, adversely affect the rights of such Eligible Individual (or his Permitted Transferee) under such Award.

        15. Severability. In the event that any one or more provisions of the Plan or any Agreement, or any action taken pursuant to the Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

        16. Applicable Law. The Plan shall be governed and interpreted, construed and applied in accordance with the laws of the Commonwealth of Pennsylvania.

        17. Withholding. The Company has the right to withhold amounts from Awards to satisfy tax obligations as it deems appropriate. Whenever the Company issues Common Stock under the Plan, unless it decides to satisfy the withholding obligations through additional withholding on salary or other wages, it may require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state, local or foreign tax withholding requirements prior to the delivery of such Common Stock, or the Company may in its discretion withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements; provided, however, except as otherwise provided by the Committee, that the total tax withholding where shares are used to satisfy such tax obligations shall not exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for Federal, state and foreign tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

        18. Section 409A of the Internal Revenue Code. It is the intention of the Company that no Award, unless otherwise specified, shall constitute "nonqualified deferred compensation" or a "nonqualified deferred compensation plan" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award, or any amount payable pursuant to an Agreement, that constitutes "nonqualified deferred compensation" or a "nonqualified deferred compensation plan" subject to Section 409A of the Code, the Committee retains the right unilaterally to amend the Award or terms of payment to conform with the requirements of Section 409A of the Code. If required under Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to the Award or Agreement upon the participant's "separation from service" (within the meaning of Treasury Regulation Section 1.409A-1(h)) shall be delayed until the first day of the seventh month following such separation from service, or, if earlier, the earliest other date as is permitted under Section 409A, if the participant is a "specified employee" (as defined in Section 409A of the Code).

        19. Additional Definitions.

                (a) The terms "parent," "subsidiary" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

                (b) The term "terminated for cause" shall mean termination by the Company (or a subsidiary thereof) of the employment of or other relationship with, the original grantee by reason of the grantee's (i) willful refusal to perform his obligations to the Company (or a subsidiary thereof), (ii) willful misconduct, contrary to the interests of the Company (or a subsidiary thereof), or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute regarding whether a termination for cause has occurred, the Board of Directors may by resolution resolve such dispute, and such resolution shall be final and conclusive on all parties.

                (c) The term "change in control" shall mean an event or series of events that results in (i) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Sections 13(d)(3) of the Exchange Act, other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the then outstanding voting stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new director whose election by the Company's Board or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (iii) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company).

JONES APPAREL GROUP, INC.

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Wesley R. Card, John T. McClain and Ira M. Dansky, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Jones Apparel Group, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 20, 2009 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" all listed nominees for director and Items 2 and 3, and "AGAINST" Item 4.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

^ FOLD AND DETACH HERE ^

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Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect(R) (ISD).

The transfer agent for Jones Apparel Group, Inc. now makes it easy and convenient to get current information on your shareholder account.

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN
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Admission Ticket Annual Meeting of Jones Apparel Group, Inc. Stockholders Wednesday, May 20, 2009 9:30 a.m. JPMorgan Chase Conference Centers 270 Park Avenue Eleventh Floor New York, New York

Agenda

  Election of ten nominees for Director
  Ratification of the selection of independent registered public accountants
  Approval of the 2009 Long Term Incentive Plan
  Shareholder proposal regarding advisory vote on executive compensation
  Report on the progress of the corporation
  Informal discussion among stockholders in attendance

		(PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)
												Please mark your votes as indicated in this example		[ X ]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL LISTED NOMINEES AND "FOR" ITEMS 2 AND 3. 1. Election of Directors
NOMINEES:		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
01 -	Wesley R. Card	[ ]	[ ]	[ ]	06 -	Gerald C. Crotty	[ ]	[ ]	[ ]	2.	Ratification of BDO Seidman, LLP as the independent registered public accountants of the corporation for 2009.	[ ]	[ ]	[ ]
02 -	Sidney Kimmel	[ ]	[ ]	[ ]	07 -	Lowell W. Robinson	[ ]	[ ]	[ ]	3.	Approval of the 2009 Long Term Incentive Plan
03 -	Matthew H. Kamens	[ ]	[ ]	[ ]	08 -	Donna F. Zarcone	[ ]	[ ]	[ ]		THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4.
												FOR	AGAINST	ABSTAIN
04 -	J. Robert Kerrey	[ ]	[ ]	[ ]	09 -	Robert L. Mettler	[ ]	[ ]	[ ]	4.	Shareholder proposal regarding advisory vote on executive compensation.	[ ]	[ ]	[ ]
05 -	Ann N. Reese	[ ]	[ ]	[ ]	10 -	Margaret H. Georgiadis	[ ]	[ ]	[ ]	5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

								Mark here for Address Change or Comments SEE REVERSE			[ ]

Signature_________________________________							Signature______________________________________					Date_________________
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

^ FOLD AND DETACH HERE ^
Jones Apparel Group, Inc.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect(R) at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

JONES APPAREL GROUP, INC.
Annual Meeting of Stockholders
May 20, 2009, 9:30 A.M.
JPMorgan Chase Conference Centers
270 Park Avenue
Eleventh Floor
New York, New York

To vote by mail, mark, sign and date your proxy card and
return it in the enclosed postage-paid envelope.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report to Stockholders are available at: www.jonesapparel.com

Admission Ticket Annual Meeting of Jones Apparel Group, Inc. Stockholders Wednesday, May 20, 2009 9:30 a.m. JPMorgan Chase Conference Centers 270 Park Avenue Eleventh Floor New York, New York

Agenda

  Election of ten nominees for Director
  Ratification of the selection of independent registered public accountants
  Approval of the 2009 Long Term Incentive Plan
  Shareholder proposal regarding an advisory vote on executive compensation
  Report on the progress of the corporation
  Informal discussion among stockholders in attendance

JONES APPAREL GROUP, INC.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Wesley R. Card, John T. McClain and Ira M. Dansky, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Jones Apparel Group, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 20, 2009 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this proxy will be voted "FOR" all listed nominees for director and Items 2 and 3, and "AGAINST" Item 4.

Address Changes/Comments:______________________________________________ ______________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

(Continued, and to be marked, dated and signed, on the other side)

JONES APPAREL GROUP, INC. 1411 BROADWAY NEW YORK, NY 10018

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M11695 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY
JONES APPAREL GROUP, INC.
The Board of Directors recommends a vote "FOR" all listed nominees, "FOR" Items 2 and 3 and "AGAINST" Item 4.
1.	Election of Directors
	Nominees:		For	Against	Abstain			For	Against	Abstain
	1a.	Wesley R. Card	O	O	O	2.	Ratification of BDO Seidman, LLP as the independent registered public accountants of the corporation for 2009.	O	O	O
	1b.	Sidney Kimmel	O	O	O
	1c.	Matthew H. Kamens	O	O	O
	1d.	J. Robert Kerrey	O	O	O	3.	Approval of the 2009 Long Term Incentive Plan	O	O	O
	1e.	Ann N. Reese	O	O	O
	1f.	Gerald C. Crotty	O	O	O	4.	Shareholder proposal regarding advisory vote on executive compensation.	O	O	O
	1g.	Lowell W. Robinson	O	O	O
	1h.	Donna F. Zarcone	O	O	O
	1i.	Robert L. Mettler	O	O	O	5.	In their discretion, the Proxies are authorized to vote upon such other business as may be properly come before the meeting.	O	O	O
	1j.	Margaret H. Georgiadis	O	O	O
For address changes and/or comments, please check this box and write them on the back where indicated.					O

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)		Date